Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

KINDER MORGAN, INC.

The undersigned, acting as an incorporator of a corporation (hereinafter called the “Company”) under the General Corporation Law of the State of Delaware (“DGCL”), hereby adopts the following Certificate of Incorporation for the Company:

FIRST:  The name of the Company is Kinder Morgan, Inc.

SECOND:  The registered office of the Company in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle. The name of the registered agent of the Company at such address is Corporation Service Company.

THIRD:  The purpose for which the Company is organized is to engage in any and all lawful act and activity for which corporations may be organized under the DGCL.  The Company will have perpetual existence.

FOURTH:

A. Authorized Shares

The total number of shares of capital stock which the Company shall have authority to issue is 2,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”), and 2,809,462,927 shares shall be common stock, par value $0.01 per share (the “Common Stock”), consisting of:

(1) 2,000,000,000 shares of Class P Common Stock (the “Class P Common Stock”);

(2) 707,000,000 shares of Class A Convertible Common Stock (the “Class A Common Stock”), which shall be divided into nine (9) different series (each, a “Class A Series”), as follows:

(a) 143,074,656 shares of Class A Common Stock shall be designated as Series A-1 Stock (the “Series A-1 Stock”);

(b) 35,390,780 shares of Class A Common Stock shall be designated as Series A-2 Stock (the “Series A-2 Stock”);

(c) 112,870,410 shares of Class A Common Stock shall be designated as Series A-3 Stock (the “Series A-3 Stock”);

(d) 78,821,388 shares of Class A Common Stock shall be designated as Series A-4 Stock (the “Series A-4 Stock”);

Exhibit 3.1

(e) 78,821,388 shares of Class A Common Stock shall be designated as Series A-5 Stock (the “Series A-5 Stock”);

(f) 216,538,834 shares of Class A Common Stock shall be designated as Series A-6 Stock (the “Series A-6 Stock”);

(g) 5,761,863 shares of Class A Common Stock shall be designated as Series A-7 Stock (the “Series A-7 Stock”);

(h) 31,178,252 shares of Class A Common Stock shall be designated as Series A-8 Stock (the “Series A-8 Stock”); and

(i) 4,542,429 shares of Class A Common Stock shall be designated as Series A-9 Stock (the “Series A-9 Stock”).

(3) 100,000,000 shares of Class B Convertible Common Stock (the “Class B Common Stock”), which shall be divided into nine (9) different series (each, a “Class B Series”), as follows:

(a) 20,236,868 shares of Class B Common Stock shall be designated as Series B-1 Stock (the “Series B-1 Stock”);

(b) 5,005,768 shares of Class B Common Stock shall be designated as Series B-2 Stock (the “Series B-2 Stock”);

(c) 15,964,697 shares of Class B Common Stock shall be designated as Series B-3 Stock (the “Series B-3 Stock”);

(d) 11,148,711 shares of Class B Common Stock shall be designated as Series B-4 Stock (the “Series B-4 Stock”);

(e) 11,148,711 shares of Class B Common Stock shall be designated as Series B-5 Stock (the “Series B-5 Stock”);

(f) 30,627,841 shares of Class B Common Stock shall be designated as Series B-6 Stock (the “Series B-6 Stock”);

(g) 814,974 shares of Class B Common Stock shall be designated as Series B-7 Stock (the “Series B-7 Stock”);

(h) 4,409,937 shares of Class B Common Stock shall be designated as Series B-8 Stock (the “Series B-8 Stock”); and

(i) 642,493 shares of Class B Common Stock shall be designated as Series B-9 Stock (the “Series B-9 Stock”).

Each Class B Series will be deemed to correspond to the Class A Series and the Class C Series designated by the same number, such that the Series B-1 Stock will be deemed to correspond to the

Exhibit 3.1

Series A-1 Stock and the Series C-1 Stock, and each subsequently-numbered Class B Series will be deemed to correspond to the Class A Series and the Class C Series bearing the corresponding number.

(4) 2,462,927 shares of Class C Convertible Common Stock (the “Class C Common Stock”), which shall be divided into nine (9) different series (each, a “Class C Series”), as follows:

(a) 498,419 shares of Class C Common Stock shall be designated as Series C-1 Stock (the “Series C-1 Stock”);

(b) 123,288 shares of Class C Common Stock shall be designated as Series C-2 Stock (the “Series C-2 Stock”);

(c) 393,199 shares of Class C Common Stock shall be designated as Series C-3 Stock (the “Series C-3 Stock”);

(d) 274,585 shares of Class C Common Stock shall be designated as Series C-4 Stock (the “Series C-4 Stock”);

(e) 274,585 shares of Class C Common Stock shall be designated as Series C-5 Stock (the “Series C-5 Stock”);

(f) 754,341 shares of Class C Common Stock shall be designated as Series C-6 Stock (the “Series C-6 Stock”);

(g) 20,072 shares of Class C Common Stock shall be designated as Series C-7 Stock (the “Series C-7 Stock”);

(h) 108,614 shares of Class C Common Stock shall be designated as Series C-8 Stock (the “Series C-8 Stock”); and

(i) 15,824 shares of Class C Common Stock shall be designated as Series C-9 Stock (the “Series C-9 Stock”).

Each Class C Series will be deemed to correspond to the Class A Series and the Class B Series designated by the same number, such that the Series C-1 Stock will be deemed to correspond to the Series A-1 Stock and the Series B-1 Stock, and each subsequently-numbered Class C Series will be deemed to correspond to the Class A Series and the Class B Series bearing the corresponding number.

Certain capitalized terms used in this Certificate of Incorporation are defined in Section B of this Article Fourth.  The shares of Common Stock shall have the rights, preferences and limitations set forth in Sections C, D, E and F of this Article Fourth.  Except as otherwise set forth in Section D.2(a)(x) of this Article Fourth, references to the holders of shares of Common Stock shall mean the holders of shares of Common Stock as reflected on the books of the Company as of a specific date.

Exhibit 3.1

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the board of directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation.  Each series of Preferred Stock shall be distinctly designated.  All shares of a series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.  The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the board of directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

B. Certain Definitions

As used in this Article Fourth and elsewhere in this Certificate of Incorporation, the following terms shall have the following meanings:

“10%-20% Automatic Conversion Percentage” shall mean, for any Class B Series, as of the time of determination thereof, with respect to any conversion of shares of such Class B Series referenced in Section D.2(b)(ii) of this Article Fourth, the number (expressed as a percentage) equal to the sum of (i) 10% and (ii) the product of (a) 10% and (b) a fraction (no greater than one (1)), the numerator of which is the amount, if any, by which Total Value for the Related Series (determined, for this purpose, by taking into account the Class P Shares received upon such conversion of shares of such Class B Series) would exceed 200% of the Aggregate Base Amount for the Related Series, and the denominator of which is 200% of the Aggregate Base Amount for the Related Series.

“10%-20% Distribution Percentage” shall mean, for any Series, as of the time of determination thereof, with respect to any Distribution referenced in Section C.2(e), C.3(e) or C.4(e) of this Article Fourth to the holders of shares of such Series, the number (expressed as a percentage) equal to the sum of (i) 10% and (ii) the product of (a) 10% and (b) a fraction (no greater than one (1)), the numerator of which is the amount, if any, by which the Total Value for such Series exceeds 200% of the Aggregate Base Amount for such Series, and the denominator of which is 200% of the Aggregate Base Amount for such Series.

“10%-20% Mandatory Conversion Percentage” shall mean, for any Class B Series, as of the Mandatory Conversion Date, the number (expressed as a percentage) equal to the sum of (i) 10% and (ii) the product of (a) 10% and (b) a fraction (no greater than one (1)), the numerator of which is the amount, if any, by which the sum of (x) the Total Value for the Related Series, (y) the amounts, if any, described in clauses (i) through (iv) of the definition of Class A Maximum Amount and (z) the amounts, if any, described in clauses (i) through (iv) of the definition of Class B Maximum Amount (which sum of the values described in clauses (x), (y) and (z) shall not exceed the lesser of (A) 400% of the Aggregate Base Amount for the Related Series and (B) the Aggregate Amount

Exhibit 3.1

with respect to the Related Series) would exceed 200% of the Aggregate Base Amount for the Related Series, and the denominator of which is 200% of the Aggregate Base Amount for the Related Series; provided, however, that if the sum of the values contained in clauses (x), (y) and (z) above is less than 200% of the Aggregate Base Amount for the Related Series, the 10%-20% Mandatory Conversion Percentage shall be zero.

“100% Threshold” shall mean, for any Series, the Series A Total Value being equal to 100% of the Base Amount for the Class A Series included in such Series.

“150% Threshold” shall mean, for any Series, the Total Value being equal to 150% of the Aggregate Base Amount for such Series.

“200% Threshold” shall mean, for any Series, the Total Value being equal to 200% of the Aggregate Base Amount for such Series.

“400% Threshold” shall mean, for any Series, the Total Value being equal to 400% of the Aggregate Base Amount for such Series.

“Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Aggregate Amount” shall mean, with respect to any particular Series, an amount equal to the sum of the Mandatory Conversion Date Value and the Total Value, in each case for such Series.

“Aggregate Base Amount” shall mean, with respect to any particular Series, the sum of (x) the Base Amount for such Class A Series and (y) the Notional Base Amount for the corresponding Class C Series.

“All Cash Sale” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“All Cash Tender Offer” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“Annual Class B Priority Dividend Period” shall mean any of the following: (i) the period including the first, second, third and fourth calendar quarters during the Class B Priority Dividend Period, (ii) the period including the fifth, sixth, seventh and eighth calendar quarters during the Class B Priority Dividend Period, (iii) the period including the ninth, tenth, eleventh and twelfth calendar quarters during the Class B Priority Dividend Period or (iv) the period including the thirteenth, fourteenth, fifteenth and sixteenth calendar quarters during the Class B Priority Dividend Period.

“Annual Class B Priority Dividend Shortfall” shall mean an amount, if any, equal to (x) the Annual Maximum Class B Priority Dividend Amount for the immediately preceding Annual Class B Priority Dividend Period less (y) the aggregate amount of Distributions received by all Class B Shareholders pursuant to Section C.3(a) of this Article Fourth during such immediately preceding Annual Class B Priority Dividend Period; provided, that if the Annual Class B Priority Dividend Shortfall is greater than zero for two Annual Class B Priority Dividend Periods, then the amount of the Annual Class B Priority Dividend Shortfall shall equal zero for each subsequent Annual Class B Priority Dividend Period, if any.

Exhibit 3.1

“Annual Maximum Class B Priority Dividend Amount” shall mean, (i) with respect to the first Annual Class B Priority Dividend Period, $50,000,000 and (ii) with respect to the second, third and fourth Annual Class B Priority Dividend Periods, an amount equal to (A) $50,000,000 plus (B) the lesser of (x) the Annual Class B Priority Dividend Shortfall or (y) the actual amount of Distributions received by all Class B Shareholders pursuant to Section C.3(a) of this Article Fourth for the first calendar quarter of the Annual Class B Priority Dividend Period with respect to which the Annual Maximum Class B Priority Dividend Amount is being calculated.

“Appraisal Procedure” shall require that, with respect to any dispute that this Article Fourth provides will be the subject of the Appraisal Procedure, each of the two designated parties to such dispute selects one (1) independent, nationally recognized investment banking firm within four (4) calendar days after delivery of the applicable notice of objection, such that two (2) independent, nationally recognized investment banking firms are selected.  If such firms shall agree upon the determination that is the subject of such dispute, such determination shall be final, binding and conclusive with respect to the subject of such dispute.  If within five (5) calendar days after appointment of the two (2) independent, nationally recognized investment banking firms, such firms are unable to agree upon the determination that is the subject of the dispute, a third independent, nationally recognized investment banking firm shall be chosen within four (4) calendar days thereafter by the mutual consent of such first two investment banking firms or, if such first two investment banking firms fail to agree upon the appointment of a third investment banking firm, such appointment shall be made by the American Arbitration Association, or any organization successor thereto.  The written determination of such third independent, nationally recognized investment banking firm so appointed and chosen shall be given within five (5) calendar days after its appointment, and shall be final, binding and conclusive with respect to the subject of such dispute.  If a designated party to the Appraisal Procedure does not deliver a notice of its selection of an independent, nationally recognized investment banking firm by the applicable deadline, such party shall have waived its right of selection and shall be bound by the determination of the independent, nationally recognized investment banking firm selected by the other designated party.  The costs of conducting the dispute resolution contemplated by the Appraisal Procedure, including the fees of all appointed independent, nationally recognized investment banking firms, shall be borne by the Company.  Each of the deadlines provided for in the Appraisal Procedure may be extended by mutual agreement of the parties to such Appraisal Procedure.  For the avoidance of doubt, GS shall not be considered an independent investment banking firm, and GS and its Affiliates may not be appointed pursuant to the foregoing procedure as the independent, nationally recognized investment banking firm for any party.

“Base Amount” shall mean, for any Class A Series, the dollar amount specified below for such series:

Exhibit 3.1

Series A-1	$1,601,620,180
Series A-2	$396,174,908
Series A-3	$1,263,504,879
Series A-4	$882,350,016
Series A-5	$882,350,016
Series A-6	$2,424,000,000
Series A-7	$64,500,000
Series A-8	$349,018,612
Series A-9	$50,849,302
“Base Distribution Percentage” shall mean, for any Class A Series, the percentage set forth below for such series:

Series A-1	20.2369%
Series A-2	5.0058%
Series A-3	15.9647%
Series A-4	11.1487%
Series A-5	11.1487%
Series A-6	30.6278%
Series A-7	0.8150%
Series A-8	4.4099%
Series A-9	0.6425%
“Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in New York, New York or Houston, Texas are authorized or required by law to be closed.

“Carlyle” shall mean (i) Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Carlyle Investment Management L.L.C. or its Affiliates collectively d/b/a “The Carlyle Group” or “Carlyle”,

Exhibit 3.1

or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of Carlyle transferred, directly or indirectly (including through a series of transfers), Class A Shares after the Initial Public Offering or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Carlyle” shall be deemed not to include (A) Riverstone or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Change of Control” shall mean any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions involving the Company  pursuant to which all of the Class P Shares issued and outstanding immediately prior to the consummation of such transaction or transactions would be exchanged for cash, securities or other property.

“Change of Control Determinations” shall have the meaning set forth in Section D.1(e)(ii) of this Article Fourth.

“Change of Control Mandatory Acceleration Date” shall mean the date on which a Change of Control occurs.

“Change of Control Notice” shall have the meaning set forth in Section D.1(e)(ii) of this Article Fourth.

“Change of Control Objection Notice” shall have the meaning set forth in Section D.1(e)(iii) of this Article Fourth.

“Class A Common Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Class A Conversion Amount” shall mean, with respect to shares of a Class A Series held by a given holder prior to the applicable Voluntary Conversion of shares of such Class A Series (other than shares of Series A-9 Stock) or a conversion of shares of Series A-9 Stock resulting from such Voluntary Conversion, the product of (i) the aggregate number of Class A Shares of such Class A Series held by all holders of such Class A Series immediately prior to such conversion, (ii) a fraction, the numerator of which is the number of Class P Shares to be issued to all holders of shares of the Related Series pursuant to or resulting from such conversion of shares of such Class A Series and the denominator of which is the Total Number of Conversion Shares for the Related Series (immediately prior to the applicable conversion) and (iii) a fraction, the numerator of which is the number of Class P Shares to be issued to such given holder pursuant to or resulting from such conversion of shares of such Class A Series and the denominator of which is the aggregate number of Class P Shares to be issued to all Class A Shareholders of such Class A Series pursuant to or resulting from such conversion of shares of such Class A Series.

“Class A Maximum Amount” shall mean, with respect to a particular Class A Series, an amount equal to the excess of (x) the sum of the amounts, if any, in clauses (i) through (v) below, over (y) the Class C Maximum Amount for the corresponding Class C Series:

Exhibit 3.1

(i)	100% of the amount, if any, by which

(A)    the lesser of (1) the sum of 100% of the Base Amount for such Class A Series and the aggregate amount of Class B Priority Distributions paid in respect of shares of the corresponding Class B Series, and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)    the Total Value with respect to the Related Series;

(ii)    100% of the amount, if any, by which

(A)    the lesser of (1) the sum of 150% of the Aggregate Base Amount for the Related Series and the aggregate amount of Class B Priority Distributions paid in respect of shares of the corresponding Class B Series, and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)    the greater of (1) the sum of 100% of the Base Amount for such Class A Series and the aggregate amount of Class B Priority Distributions paid in respect of shares of the corresponding Class B Series and (2) the Total Value with respect to the Related Series;

(iii)    95% of the amount, if any, by which

(A)    the lesser of (1) 200% of the Aggregate Base Amount for the Related Series and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)    the greater of (1) the sum of 150% of the Aggregate Base Amount for the Related Series and the First Catch-Up Amount for the corresponding Class B Series, and (2) the Total Value with respect to the Related Series;

(iv)    an amount equal to the excess, if any, of (A) (x) the lesser of (1) 400% of the Aggregate Base Amount for the Related Series and (2) the Aggregate Amount with respect to the Related Series minus (y) the greater of (1) the sum of 200% of the Aggregate Base Amount for the Related Series and the Second Catch-Up Amount for the corresponding Class B Series and (2) the Total Value with respect to the Related Series over (B) the amount, if any, described in clause (iv) of the definition of Class B Maximum Amount; and

(v)    80% of the amount, if any, by which

(A)    the Aggregate Amount with respect to the Related Series exceeds

(B)    the greater of (1) 400% of the Aggregate Base Amount for the Related Series and (2) the Total Value with respect to the Related Series.

“Class A Percentage” shall mean, with respect to a particular Class A Series, a number (expressed as a percentage) equal to the quotient obtained by dividing (x) the Base Amount for such Class A

Exhibit 3.1

Series by (y) the Aggregate Base Amount for such Class A Series and the corresponding Class C Series.

“Class A Series” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Class A Shareholder” shall mean a holder of Class A Shares.

“Class A Shares” shall mean the shares of Class A Common Stock.

“Class B Common Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Class B Conversion Amount” shall mean, with respect to shares of a Class B Series held by a given holder prior to the conversion in question, the product of (i) the number of shares of such Class B Series held by such holder immediately prior to such conversion, and (ii) a fraction, the numerator of which is the number of Class P Shares to be issued to all holders of shares of such Class B Series pursuant to conversion of shares of such Class B Series and the denominator of which is the Total Number of Conversion Shares with respect to the Related Series (immediately prior to the applicable conversion).

“Class B Fraction” shall mean, with respect to a holder of shares of a Class B Series, at the time of determination thereof, a fraction, the numerator of which is the number of shares of such Class B Series held by such holder and the denominator of which is the total number of shares of such Class B Series (in each case, immediately prior to the applicable conversion) issued and outstanding at such time of determination.

“Class B Maximum Amount” shall mean, with respect to a particular Class B Series, an amount equal to the sum of:

(i)           100% of the amount, if any, by which

(A)           the lesser of (1) the sum of 150% of the Aggregate Base Amount for the Related Series and the First Catch-Up Amount for such Class B Series, and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)           the greater of (1) the sum of 150% of the Aggregate Base Amount for the Related Series and the aggregate amount of Class B Priority Distributions received in respect of shares of such Class B Series, and (2) the Total Value with respect to the Related Series;

(ii)           5% of the amount, if any, by which

(A)           the lesser of (1) 200% of the Aggregate Base Amount for the Related Series and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)           the greater of (1) the sum of 150% of the Aggregate Base Amount for the Related Series and the First Catch-Up Amount for such Class B Series, and (2) the Total Value with respect to the Related Series;

Exhibit 3.1

(iii)           100% of the amount, if any, by which

(A)           the lesser of (1) the sum of 200% of the Aggregate Base Amount for the Related Series and the Second Catch-Up Amount for such Class B Series and (2) the Aggregate Amount with respect to the Related Series exceeds

(B)           the greater of (1) 200% of the Aggregate Base Amount for the Related Series and (2) the Total Value with respect to the Related Series;

(iv)           an amount, if any, such that the sum of the Series B Total Value and the amounts, if any, described in clauses (i) through (iii) of this definition and this clause (iv) equals the product of (A) the excess of, if any, (1) the sum of the Total Value for the Related Series and the amounts, if any, described in clauses (i) through (iv) of the definition of Class A Maximum Amount, clauses (i) through (iii) of this definition and this clause (iv) (which sum shall not exceed the lesser of (x) 400% of the Aggregate Base Amount for the Related Series and (y) the Aggregate Amount with respect to the Related Series) over (2) the Aggregate Base Amount for the Related Series and (B) the 10%-20% Mandatory Conversion Percentage; and

(v)           20% of the amount, if any, by which

(A)           the Aggregate Amount with respect to the Related Series exceeds

(B)           the greater of (1) 400% of the Aggregate Base Amount for the Related Series and (2) the Total Value with respect to the Related Series.

“Class B Priority Distributions” shall mean, as of the date of determination, any Distributions received in respect of Class B Shares pursuant to Section C.3(a) of this Article Fourth.  For the avoidance of doubt, any Class B Priority Distribution shall be, and shall be treated as, a Distribution for all purposes under this Article Fourth.

“Class B Priority Dividend Period” shall mean the period of sixteen (16) consecutive calendar quarters beginning with the calendar quarter in which the first quarterly dividend is declared after the Initial Public Offering.

“Class B Series” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Class B Shareholder” shall mean a holder of Class B Shares.

“Class B Shares” shall mean the shares of Class B Common Stock.

“Class C Common Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Class C Conversion Amount” shall mean, with respect to shares of a Class C Series held by a given holder prior to the conversion in question, the product of (i) the number of shares of such Class C Series held by such holder immediately prior to such conversion, and (ii) a fraction, the numerator of which is the number of Class P Shares to be issued to all holders of shares of such Class C Series pursuant to such conversion of shares of such Class C Series and the denominator of which is the

Exhibit 3.1

Total Number of Conversion Shares with respect to the Related Series (immediately prior to the applicable conversion).

“Class C Fraction” shall mean, with respect to a holder of shares of a Class C Series, at the time of determination thereof, a fraction, the numerator of which is the number of shares of such Class C Series held by such holder and the denominator of which is the total number of shares of such Class C Series (in each case, immediately prior to the applicable conversion) issued and outstanding at such date.

“Class C Maximum Amount” shall mean, with respect to a particular Class C Series, an amount equal to the product of (x) the Class C Percentage for such Class C Series and (y) the sum of the amounts, if any, described in clauses (ii) through (v) of the definition of Class A Maximum Amount for the corresponding Class A Series.

“Class C Percentage” shall mean, with respect to a particular Class C Series, a number (expressed as a percentage) equal to the quotient obtained by dividing (x) the Notional Base Amount for such Class C Series by (y) the Aggregate Base Amount for such Class C Series and the corresponding Class A Series.

“Class C Series” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Class C Shareholder” shall mean a holder of Class C Shares.

“Class C Shares” shall mean the shares of Class C Common Stock.

“Class P Common Stock” shall have the meaning set forth in Section A.1 of this Article Fourth.

“Class P Distribution Percentage” shall mean, as of the time of determination thereof, the number (expressed as a percentage) equal to the quotient obtained by dividing (i) the total number of Class P Shares then outstanding, by (ii) the sum of (x) the total number of Class P Shares then outstanding and (y) the sum of the Total Number of Conversion Shares for all Series in the aggregate.

“Class P Shareholder” shall mean a holder of Class P Shares.

“Class P Shares” shall mean the shares of Class P Common Stock.

“Classes A/B/C Distribution Percentage” shall mean, as of the time of determination thereof, the number (expressed as a percentage) equal to (i) 100% (1) minus (ii) the Class P Distribution Percentage.

“Common Stock” shall have the meaning set forth in Section A of this Article Fourth.

“Company” shall have the meaning set forth in the preamble to this Certificate of Incorporation.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For purposes of determining whether any Person is an Affiliate of any Investor

Exhibit 3.1

Shareholder, a Person that either (x) holds less than one-third (1/3) of the voting power of a second Person or (y) is entitled to designate less than one-third (1/3) of the members of the board of directors (or similar governing body) of a second Person shall not be deemed to Control such second Person solely as a result of such ownership or designation rights.

“Conversion Instructions” shall have the meaning set forth in Section D.2(a)(ii) of this Article Fourth.

“Conversion Notice” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“Conversion Share Minimum Threshold” shall mean, for any Series, a Total Number of Conversion Shares that equals one-half of one percent (.5%) of the aggregate number of Class P Shares initially listed for such Series in the definition of “Total Number of Conversion Shares” (which, for the avoidance of doubt, shall be the maximum number of Class P Shares that may be issued upon conversion of Class A Shares, Class B Shares and Class C Shares of such Series prior to the conversion of any Class A Shares into Class P Shares); provided, that for purposes of this definition any adjustments to the Total Number of Conversion Shares in respect of such Series pursuant to Section F.1 of this Article Fourth shall be applied to the aggregate number of Class P Shares so initially listed.

“Converting Holder” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“DGCL” shall have the meaning set forth in the preamble to this Certificate of Incorporation.

“Directed Opportunity” shall have the meaning set forth in Article Eleventh.

“Disinterested Director” shall have the meaning set forth in Section C of Article Ninth.

“Distribution” shall mean any distribution made to holders of shares of Common Stock, whether in cash, property or securities and whether by dividend, Liquidation or otherwise; provided, however, that the term “Distribution” shall not be deemed to include a stock split or a dividend to the extent payable in additional Class P Shares.  Whenever a Distribution provided for in this Article Fourth is payable in property other than cash, the value of such Distribution shall be deemed to be the Fair Market Value of such property.  For purposes of this Article Fourth, a Distribution shall be considered paid on the date on which such Distribution is paid by the Company to the Class P Shareholders and prior to the closing or consummation of any All Cash Sale, Non-Cash Sale, Investor Distribution, All Cash Tender Offer or Non-Cash Tender Offer that occurs on the same date as such payment.

“Excess Class P Share Notice” shall have the meaning set forth in Section D.2(a)(viii) of this Article Fourth.

“Excess Class P Shares” shall have the meaning set forth in Section D.2(a)(viii) of this Article Fourth.

“Fair Market Value”  shall mean:

Exhibit 3.1

(i)           with respect to any security or other non-cash property (in each case, other than a security that is publicly traded), the fair market value of such security or other non-cash property as determined by the Company, which determination shall be final, binding and conclusive unless a notice of objection is delivered in accordance with the last paragraph of this definition (or unless a Change of Control Objection Notice is delivered in accordance with Section D.1(e) of this Article Fourth); and

(ii) with respect to any security that is publicly traded and (A) is distributed pursuant to a Distribution, the Fair Market Value of such security shall be the VWAP of such security over the ten (10) trading days ending on the close of business on the trading day immediately preceding the date of such Distribution, (B) constitutes consideration in a Change of Control, the Fair Market Value of such security shall be the VWAP of such security over the ten (10) trading days ending on the close of business on the trading day immediately preceding the date of consummation of the Change of Control or (C) constitutes consideration in either a Non-Cash Sale or a Non-Cash Tender Offer, the Fair Market Value of such security shall be the VWAP of such security over the ten (10) trading days ending on the close of business on the trading day immediately preceding the date of the delivery of a Conversion Notice with respect to the Voluntary Conversion implemented to effect such Non-Cash Sale or Non-Cash Tender Offer.

In the case of the Company’s determination of Fair Market Value of Illiquid Consideration as set forth in its written notice to the Converting Holder and the Class B Shareholders pursuant to Section D.2(a)(ii) of this Article Fourth, the Converting Holder and/or the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding may give to the Company a notice of objection in writing to such determination prior to the close of business on the first (1st) Business Day following receipt of such Company written notice.  If the Converting Holder and the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding are unable to agree upon the Fair Market Value of such Illiquid Consideration within two (2) calendar days after delivery of such notice of objection to the Company, then (i) the Converting Holder and (ii) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding shall each select one (1) independent, nationally recognized appraiser having experience in the valuation of illiquid assets, within four (4) calendar days after delivery of such notice of objection, such that two (2) independent, nationally recognized appraisers are selected.  If such firms shall agree upon the Fair Market Value of such Illiquid Consideration, such determination shall be final, binding and conclusive.  If within five (5) calendar days after appointment of the two appraisers, they are unable to agree upon the Fair Market Value of such Illiquid Consideration, a third independent, nationally recognized appraiser having experience in the valuation of illiquid assets shall be chosen within four (4) calendar days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto.  The written determination of the Fair Market Value of such Illiquid Consideration by the third appraiser so appointed and chosen shall be given within five (5) calendar days after its appointment, and shall be final, binding and conclusive.  If a party to the appraisal procedure does not select an appraiser by the applicable deadline, such party shall have waived its right of selection and shall be bound by the determination of the appraiser selected by the other party.  The costs of conducting such dispute resolution, including the fees of all appointed appraisers, shall be borne

Exhibit 3.1

by the Company.  Each of the deadlines provided for in the above procedure may be extended by mutual agreement of the parties to such procedure.  For the avoidance of doubt, GS shall not be considered an independent appraiser, and GS and its Affiliates may not be appointed pursuant to the foregoing procedure as the independent, nationally recognized appraiser for any party.

“Final Conversion Date” shall mean (i) if the requisite Class A Shareholders or the requisite Class B Shareholders do not deliver a Mandatory Conversion Date Objection Notice pursuant to Section D.1(a) of this Article Fourth, the Business Day immediately following the day on which the Company delivers the Mandatory Conversion Date Notice pursuant to Section D.1(a) of this Article Fourth, (ii) if the requisite Class A Shareholders and/or the requisite Class B Shareholders deliver a Mandatory Conversion Date Objection Notice pursuant to Section D.1(a) of this Article Fourth but the relevant parties reach agreement on the Mandatory Conversion Date Determinations as contemplated by Section D.1(a) of this Article Fourth within two (2) calendar days after delivery of such Mandatory Conversion Date Objection Notice, the Business Day immediately following such agreement by such relevant parties and (iii) if the requisite Class A Shareholders and/or the requisite Class B Shareholders deliver a Mandatory Conversion Date Objection Notice pursuant to Section D.1(a) of this Article Fourth and clause (ii) above does not apply, the Business Day on which the Mandatory Conversion Date Determinations are finally determined pursuant to the Appraisal Procedure.

“Final Mandatory Conversion Date” shall mean May 31, 2015.

“Final Mandatory Conversion Date Calculation Period” shall mean the period covering each of the trading days during the regular director and officer blackout period for the Company’s first quarterly periodic report for the 2015 calendar year.

“First Catch-Up Amount” shall mean, with respect to a particular Class B Series, an amount equal to the product of 0.02631579 and the Aggregate Base Amount with respect to the Related Series.

“First Catch-Up Threshold” shall mean, with respect to a particular Series, the Series B Total Value being equal to the First Catch-Up Amount.

“Fund Indemnitors” shall have the meaning set forth in Section F.2 of Article Ninth.

“Governmental Entity” shall mean any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“GS” shall mean (i) GS Capital Partners V Fund, L.P., a Delaware limited partnership; GS Capital Partners V Institutional, L.P., a Delaware limited partnership; GS Capital Partners VI Fund, L.P., a Delaware limited partnership; GS Capital Partners VI Parallel, L.P., a Delaware limited partnership; Goldman Sachs KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors, L.P., a Delaware limited partnership; GSCP KMI Investors Offshore, L.P., a Cayman Islands exempted limited partnership; GS Global Infrastructure Partners I, L.P., a Delaware limited partnership; GS Institutional Infrastructure Partners I, L.P., a Delaware limited partnership; GSCP V Offshore Knight

Exhibit 3.1

Holdings, L.P., a Delaware limited partnership, GSCP V Germany Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Offshore Knight Holdings, L.P., a Delaware limited partnership; GSCP VI Germany Knight Holdings, L.P., a Delaware limited partnership; and GS Infrastructure Knight Holdings, L.P., a Delaware limited partnership, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by the Merchant Banking Division of Goldman, Sachs & Co., or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any of the entities previously included in the definition of “GS” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the Initial Public Offering or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “GS” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Highstar” shall mean (i) Highstar II Knight Acquisition Sub, L.P., Highstar III Knight Acquisition Sub, L.P., Highstar Knight Partners, L.P. and Highstar KMI Blocker LLC, (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Highstar Capital LP or one of its controlled Affiliates, or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Highstar” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the Initial Public Offering or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Highstar” shall be deemed not to include (A) any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Illiquid Consideration” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“Incentive Pool Threshold” shall mean an amount equal to $64,000,000.

“Independent Counsel” shall have the meaning set forth in Section C of Article Ninth.

“Initial Public Offering” shall mean the closing of the initial public offering of Class P Shares of the Company.

“Investor Distribution” shall mean (i) a bona fide distribution of Class P Shares by an Investor Shareholder entity (including through intermediate entities) to its investors or partners; provided that a meaningful amount of such distribution shall be received by such investors or partners who are bona fide non-Affiliate investors or partners, (ii) a bona fide donative transfer of Class P Shares by any holder of shares of Series A-6 Stock to the Kinder Foundation (as defined in the Shareholders Agreement) or (iii) a bona fide donative transfer of Class P Shares by any holder of shares of Series A-7 Stock or Series A-8 Stock to a foundation or similar entity established by such holder for the purpose of serving charitable goals or to any other charitable foundation or organization, including any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended,

Exhibit 3.1

or any similar provision of state, local or foreign law.  For the avoidance of doubt, as of the date hereof GS Capital Partners V Fund, L.P. and GS Capital Partners VI Fund, L.P. have a meaningful amount of interests owned by bona fide non-Affiliate investors or partners.

“Investor Distribution Per Share Value” shall mean, with respect to an Investor Distribution, the VWAP of one (1) Class P Share over the ten (10) trading days ending on the close of business on the trading day immediately preceding the delivery of a Conversion Notice by a Class A Shareholder pursuant to Section D.2(a) of this Article Fourth with respect to such Investor Distribution.

“Investor Distribution Value” shall mean the product of (i) the number of Class P Shares Transferred or transferred by a Class A Shareholder pursuant to an Investor Distribution, and (ii) the Investor Distribution Per Share Value for such Investor Distribution.

“Investor Party” shall have the meaning set forth in Article Eleventh.

“Investor Shareholder” shall mean each of GS, Highstar, Carlyle and Riverstone.

“Liquidation” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; provided, that neither the consolidation nor merger of the Company into or with any other entity, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed a Liquidation.

“Mandatory Conversion Date” shall mean, with respect to shares of a Series, the earlier to occur of (i) the Change of Control Mandatory Acceleration Date, (ii) the Minimum Threshold Mandatory Conversion Date with respect to such Series, (iii) the Final Mandatory Conversion Date or (iv) the Specified Accelerated Conversion Date with respect to such Series.

“Mandatory Conversion Date Determinations” shall have the meaning set forth in Section D.1(a) of this Article Fourth.

“Mandatory Conversion Date Notice” shall have the meaning set forth in Section D.1(a) of this Article Fourth.

“Mandatory Conversion Date Objection Notice” shall have the meaning set forth in Section D.1(a) of this Article Fourth.

“Mandatory Conversion Date Per Share Value” shall mean:

(i) with respect to the Change of Control Mandatory Acceleration Date, the sum of (A) the per share cash consideration in respect of the Class P Shares in the Change of Control and (B) the Fair Market Value (measured as of the close of business on the trading day immediately preceding the date of the consummation of the Change of Control) of the per share non-cash consideration in respect of Class P Shares in the Change of Control;

(ii) with respect to a Minimum Threshold Mandatory Conversion Date, (A) the weighted average per share Net Sale Proceeds set forth in the Conversion Notice pursuant to Section D.2(a) of this Article Fourth for the related voluntary conversion that causes the occurrence of the Minimum

Exhibit 3.1

Threshold Mandatory Conversion Date or (B) the Investor Distribution Per Share Value set forth in the Conversion Notice pursuant to Section D.2(a) of this Article Fourth for the related voluntary conversion that causes the occurrence of the Minimum Threshold Mandatory Conversion Date;

(iii) with respect to the Final Mandatory Conversion Date, the VWAP of one (1) Class P Share over the Final Mandatory Conversion Date Calculation Period;

(iv) with respect to the Specified Accelerated Conversion Date, the VWAP of one (1) Class P Share over the thirty (30) consecutive day period through and including the second (2nd) trading day immediately prior to a Specified Accelerated Conversion Date (or such other period as may be agreed by the holders of shares of the applicable Class A Series and corresponding Class B Series in accordance with the approval thresholds described in the definition of “Specified Accelerated Conversion Date” and specified in the written notice of such holders delivered to the Company at least one (1) Business Day immediately prior to the Specified Accelerated Conversion Date).

“Mandatory Conversion Date Value” shall mean, with respect to a Series, the product of (i) the Total Number of Conversion Shares with respect to such Series immediately prior to the Mandatory Conversion Date and (ii) the Mandatory Conversion Date Per Share Value.

“Maximum Class B Priority Distributions” shall mean, as of the date of determination, the product of (x) $12,500,000 and (y) the number of calendar quarters that have elapsed (counting the calendar quarter to which the current Distribution relates as having elapsed for this purpose) from and including the calendar quarter in which the first quarterly dividend is paid after the Initial Public Offering; provided, that the aggregate amount of Distributions received in respect of Class B Shares pursuant to Section C.3(a) of this Article Fourth shall not exceed (i) $200,000,000 during  the Class B Priority Dividend Period or (ii) the Annual Maximum Class B Priority Dividend Amount with respect to an Annual Class B Priority Dividend Period.

“Minimum Threshold Mandatory Conversion Date” shall mean the date on which the Total Number of Conversion Shares for a Series falls below the Conversion Share Minimum Threshold for such Series.

“Net Sale Proceeds” with respect to Class P Shares shall mean the net proceeds (net of discounts and commissions, but not other expenses) received on the Transfer of the applicable Class P Shares.  In the case of any non-cash consideration received on the Transfer of such applicable Class P Shares, the Net Sale Proceeds shall be based upon the Fair Market Value of such non-cash consideration (net of discounts and commissions, but not other expenses).

“Non-Cash Change of Control” shall mean a Change of Control that does not constitute a merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions involving the Company pursuant to which all of the Class P Shares issued and outstanding immediately prior to the consummation of such transaction or transactions would be exchanged for cash.

“Non-Cash Conversion Instructions” shall have the meaning set forth in Section D.2(a)(ii) of this Article Fourth.

Exhibit 3.1

“Non-Cash Sale” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“Non-Cash Tender Offer” shall have the meaning set forth in Section D.2(a)(i) of this Article Fourth.

“Notional Base Amount” shall mean, for any Class C Series, the dollar amount specified below for such series:

Series C-1	$5,579,453.42
Series C-2	$1,380,127.12
Series C-3	$4,401,584.54
Series C-4	$3,073,781.71
Series C-5	$3,073,781.71
Series C-6	$8,444,321.11
Series C-7	$224,694.19
Series C-8	$1,215,851.99
Series C-9	$177,140.20

“Periodic Sales Pre-Clearance Period” shall have the meaning set forth in Section D.2(a)(ii)(C) of this Article Fourth.

“Periodic Sales Pre-Clearance Request” shall mean a written request delivered by a holder of shares of a Class A Series (the “Requesting Holder”) to the Company and the Transfer Agent pursuant to Section D.2(a)(ii)(C) of this Article Fourth, which request shall set forth (i) such Requesting Holder’s proposed Pre-Cleared Prices and (ii) with respect to each Pre-Cleared Price, the proposed corresponding maximum number of Class P Shares to be Transferred or transferred pursuant to an Investor Distribution by holders of shares of such Requesting Holder’s Class A Series in connection with Voluntary Conversions of Class A Shares of such Class A Series pursuant to Section D.2(a) of this Article Fourth during the applicable Periodic Sales Pre-Clearance Period (with respect to each Pre-Cleared Price, each a “Pre-Cleared Number of Shares”); provided, that a Pre-Cleared Number of Shares corresponding to a Pre-Cleared Price shall be limited to a number of Class P Shares such

Exhibit 3.1

that the Transfer or Investor Distribution by holders of Class A Shares of such Requesting Holder’s Class A Series of a number of shares equal to such Pre-Cleared Number of Shares pursuant to Section D.2(a) of this Article Fourth at the weighted average per share Net Sales Proceeds or the Investor Distribution Per Share Value equal to the highest amount of such Pre-Cleared Price would (assuming the Transfer or Investor Distribution of the Pre-Cleared Number of Shares corresponding to such Pre-Cleared Price) not, as of the date of determination, cause the Total Number of Conversion Shares for the Related Series to fall below the Conversion Share Minimum Threshold for the Related Series (after taking into account the number of Class P Shares into which the corresponding Class B Series would be entitled to convert in accordance with Section D.2(b) of this Article Fourth and the number of Class P Shares into which the corresponding Class C Series would be entitled to convert in accordance with Section D.2(d) of this Article Fourth, in each case as a result of such Transfer or Investor Distribution).

“Person” shall mean any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Pre-Clearance Objection” shall have the meaning set forth in Section D.2(a)(ii)(C) of this Article Fourth.

“Pre-Cleared Number of Shares” shall have the meaning given such term in the definition of Periodic Sales Pre-Clearance Request.

“Pre-Cleared Prices” shall mean various ranges (as specified in the applicable Periodic Sales Pre-Clearance Request) of weighted average Investor Distribution Per Share Value and per share Net Sale Proceeds for all Investor Distributions and Transfers (considered as a group) pursuant to Section D.2(a) of this Article Fourth during a Periodic Sales Pre-Clearance Period, in such increments as proposed in the applicable Periodic Sales Pre-Clearance Request.  Each such proposed range (e.g., $5.01-$6.00 inclusive, or $4.51-$5.00 inclusive) shall be referred to as a Pre-Cleared Price.

“Pre-Incorporation Distribution Amount” shall mean, for any Class A Series, the dollar amount specified below for such series:

Exhibit 3.1

Series A-1	$303,498,072
Series A-2	$77,577,870
Series A-3	$233,421,964
Series A-4	$163,006,790
Series A-5	$163,006,790
Series A-6	$413,475,850
Series A-7	$11,002,142
Series A-8	$59,534,145
Series A-9	$8,673,663

“Preferred Stock” shall have the meaning set forth in Section A of this Article Fourth.

“Referential Class A Series” shall have the meaning given such term in Section D.2(a)(vi) of this Article Fourth.

“Referential Conversion Percentage” shall have the meaning given such term in Section D.2(a)(vi) of this Article Fourth.

“Referential Per Share Value” shall have the meaning given such term in Section D.2(a)(vi) of this Article Fourth.

“Related Series” shall mean, with respect to a particular Class A Series, Class B Series or Class C Series, the Series that includes such Class A Series, Class B Series and Class C Series.

“Related Shares” shall mean Class P Shares received by a Class A Shareholder upon conversion of such holder’s Class A Shares as the result of the occurrence of a Mandatory Conversion Date for the Related Series.

“Replicated Change of Control” shall have the meaning given such term in Section 3.6(h) of the Shareholders Agreement.

Exhibit 3.1

“Requesting Holder” shall have the meaning given such term in the definition of Periodic Sales Pre-Clearance Request.

“Riverstone” shall mean (i) Carlyle/Riverstone Knight Investment Partnership, L.P., C/R Knight Partners, L.P., C/R Energy III Knight Non-U.S. Partnership, L.P.; Carlyle Energy Coinvestment III, L.P. and Riverstone Energy Coinvestment III, L.P., (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Riverstone Holdings, LLC or one of its controlled Affiliates or otherwise under common control with the entities listed in clause (i) or their successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) or with any entity then included in clause (ii), to which any entity previously included in the definition of “Riverstone” transferred, directly or indirectly (including through a series of transfers), Class A Shares after the Initial Public Offering or Related Shares after a Mandatory Conversion Date, and (iii) any successors (by merger, consolidation, acquisition of substantially all assets or similar transaction) of the foregoing.  For the avoidance of doubt, “Riverstone” shall be deemed not to include (A) Carlyle or any portfolio companies of any of the entities contained in clauses (i), (ii) or (iii) or (B) any entity that is not a party to the Shareholders Agreement.

“Second Catch-Up Amount” shall mean, with respect to a particular Class B Series, an amount equal to the product of 0.05902849 and the Aggregate Base Amount with respect to the Related Series.

“Second Catch-Up Threshold” shall mean, with respect to a particular Series, the Series B Total Value being equal to the sum of (a) the Second Catch-Up Amount and (b) the product of 5% and the Aggregate Base Amount for such Series.

“Securities Act” shall mean the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Series” means, as applicable, a Class A Series, a Class B Series and a Class C Series bearing the same number (e.g., Series A-1 Stock, Series B-1 Stock and Series C-1 Stock).

“Series A Distribution Percentage” shall mean, as of the time of determination thereof, with respect to a particular Class A Series, the number (expressed as a percentage) equal to the product of: (i) the Classes A/B/C Distribution Percentage, (ii) the quotient obtained by dividing (A) the Total Number of Conversion Shares for the Related Series, by (B) the sum of the Total Number of Conversion Shares for all Series in the aggregate and (iii) the Class A Percentage for such Class A Series.

“Series A Total Value” shall mean, as applicable:

Exhibit 3.1

(i)           with respect to any particular Class A Series (other than the Series A-9 Stock), as of the time of determination thereof, the sum of (a) the amount of all Distributions paid in cash and the Fair Market Value of all Distributions paid in property other than cash that previously were paid (other than the Pre-Incorporation Distribution Amount) or are paid concurrently on shares of such Class A Series pursuant to Section C.2 of this Article Fourth (including, in the case of the Series A-6 Stock, any amounts of cash or non-cash Distributions not paid to holders as a result of the application of Section C.2(g) of this Article Fourth), (b) the amount of all Net Sale Proceeds that previously were received or are received concurrently by the Converting Holder in connection with the Transfer of Class P Shares into which shares of such Class A Series have been converted pursuant to a Voluntary Conversion, (c) the amount of all Investor Distribution Value that previously was received or is received concurrently on the Investor Distribution of Class P Shares into which shares of such Class A Series have been converted pursuant to a Voluntary Conversion, (d) the Pre-Incorporation Distribution Amount with respect to such Class A Series and (e) the Series C Total Value for the corresponding Class C Series; and

(ii)           with respect to Series A-9 Stock, as of the time of determination thereof, the sum of (a) the amount of all Distributions paid in cash and the Fair Market Value of all Distributions paid in property other than cash that previously were paid (other than the Pre-Incorporation Distribution Amount) or are paid concurrently on shares of Series A-9 Stock pursuant to Section C.2 of this Article Fourth; (b) with respect to each prior Transfer or Investor Distribution of Class P Shares that resulted in an automatic conversion of shares of Series A-9 Stock pursuant to Section D.2(c) of this Article Fourth, the product of (x) the applicable Referential Per Share Value for such Transfer or Investor Distribution, and (y) the number of Class P Shares that were received by the holders of shares of Series A-9 Stock as a result of such automatic conversion; and (c) with respect to a concurrent Transfer or Investor Distribution of Class P Shares that results in the automatic conversion of shares of Series A-9 Stock pursuant to Section D.2(c) of this Article Fourth, the product of (x) the applicable Referential Per Share Value for such concurrent Transfer or Investor Distribution, and (y) the number of Class P Shares that are to be received by the holders of shares of Series A-9 Stock as a result of such automatic conversion; (d) the Pre-Incorporation Distribution Amount with respect to such Series A-9 Stock; and (e) the Series C Total Value for the Series C-9 Stock.

“Series A-1 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-2 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-3 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-4 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-5 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-6 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-7 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

Exhibit 3.1

“Series A-8 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-9 Stock” shall have the meaning set forth in Section A.2 of this Article Fourth.

“Series A-9 Stock Conversion Percentage” shall mean a quotient, expressed as a percentage, obtained by dividing (A) the aggregate number of Class P Shares issued to holders of shares of Series A-9 Stock as of the date of the notice delivered pursuant to Section D.2(a)(vi) of this Article Fourth by (B) the Total Number of Conversion Shares set forth opposite the Series A-9 Stock in the second sentence of the definition of “Total Number of Conversion Shares,” (taking into account any adjustments to the Total Number of Conversion Shares in respect of the Series A-9 Stock pursuant to Section F.1 of this Article Fourth).

“Series B Total Value” shall mean, as applicable:

(i)           with respect to any particular Class B Series (other than the Series B-9 Stock), as of the time of determination thereof, the sum of (a) the amount of all Distributions paid in cash and the Fair Market Value of all Distributions paid in property other than cash that previously were paid or are paid concurrently on such Class B Series pursuant to Section C.3 of this Article Fourth and (b) in a case where shares of such Class B Series previously were converted into Class P Shares due to a Voluntary Conversion by a holder of the corresponding Class A Series, an amount equal to the product of the number of Class P Shares received by holders of shares of such Class B Series in such conversion and (1) the weighted average per share Net Sale Proceeds received by the holder of such Class A Series on the Transfer of the Class P Shares received upon such Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable, or (2) the Investor Distribution Per Share Value in connection with an Investor Distribution of the Class P Shares received upon such Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable; and

(ii)           with respect to Series B-9 Stock, as of the time of determination thereof, the sum of (a) the amount of all Distributions paid in cash and the Fair Market Value of all Distributions paid in property other than cash that previously were paid or are paid concurrently on such Series B-9 Stock pursuant to Section C.3 of this Article Fourth and (b) in a case where shares of Series B-9 Stock were previously converted into Class P Shares due to an automatic conversion of shares of Series A-9 Stock pursuant to Section D.2(c) of this Article Fourth, an amount equal to the product of the number of Class P Shares received by holders of shares of Series B-9 Stock in each such conversion and the applicable Referential Per Share Value for the applicable previous Transfer or Investor Distribution of Class P Shares that resulted in such automatic conversion of shares of Series A-9 Stock pursuant to Section D.2(c) of this Article Fourth.

“Series B-1 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-2 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-3 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-4 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

Exhibit 3.1

“Series B-5 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-6 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-7 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-8 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series B-9 Stock” shall have the meaning set forth in Section A.3 of this Article Fourth.

“Series C Distribution Percentage” shall mean, as of the time of determination thereof, with respect to a particular Class C Series, the number (expressed as a percentage) equal to the product of: (i) the Classes A/B/C Distribution Percentage, (ii) the quotient obtained by dividing (A) the Total Number of Conversion Shares for the Related Series, by (B) the sum of the Total Number of Conversion Shares for all Series in the aggregate and (iii) the Class C Percentage for such Class C Series.

“Series C Total Value” shall mean, with respect to any particular Class C Series, as of the time of determination thereof, the sum of (a) the amount of all Distributions paid in cash and the Fair Market Value of all Distributions paid in property other than cash that previously were paid or are paid concurrently on such Class C Series pursuant to Section C.4 of this Article Fourth; (b) in each case where shares of such Class C Series previously were converted into Class P Shares due to a Voluntary Conversion by a holder of the corresponding Class A Series, an amount equal to the product of the number of Class P Shares received by holders of shares of such Class C Series in each such conversion and (1) the weighted average per share Net Sale Proceeds received by the holder of such Class A Series on the Transfer of the Class P Shares received upon the applicable Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable, or (2) the Investor Distribution Per Share Value in connection with an Investor Distribution of the Class P Shares received upon the applicable Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable; and (c) in each case where shares of Class C Series are concurrently being converted into Class P Shares due to a Voluntary Conversion by a holder of the corresponding Class A Series, an amount equal to the product of the number of Class P Shares received by holders of shares of such Class C Series in such conversion and (1) the weighted average per share Net Sale Proceeds received by the holder of such Class A Series on the Transfer of the Class P Shares received upon such Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable, or (2) the Investor Distribution Per Share Value in connection with an Investor Distribution of the Class P Shares received upon such Voluntary Conversion as set forth in the related Conversion Notice or Conversion Instructions, as applicable, as the case may be.

“Series C-1 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-2 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-3 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

Exhibit 3.1

“Series C-4 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-5 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-6 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-7 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-8 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Series C-9 Stock” shall have the meaning set forth in Section A.4 of this Article Fourth.

“Shareholders Agreement” shall mean the Shareholders Agreement dated as of February 10, 2011, among the Company and the holders of shares of Common Stock specified therein, as may be amended from time to time in accordance therewith.

“Specified Accelerated Conversion Date” shall mean, for any Series, the date (which shall be a Business Day) selected by the holders of shares of such Class A Series and Class B Series representing two-thirds of the Class A Shares then issued and outstanding for such Class A Series and two-thirds of the Class B Shares then issued and outstanding for such Class B Series, respectively, to be the Mandatory Conversion Date for purposes of Section D.1 of this Article Fourth, as set forth in the written notice of such holders delivered to the Company at least one (1) Business Day immediately prior to such selected date; provided, that in no event shall there be a Specified Accelerated Conversion Date in respect of the Series A-6 Stock prior to the earlier of (x) the time that a Specified Accelerated Conversion Date has occurred (or is occurring concurrently) in respect of at least two (2) of the following clauses: (i) Series A-1 Stock and/or Series A-2 Stock, (ii) Series A-3 Stock, (iii) Series A-4 Stock and (iv) Series A-5 Stock or (y) the time that all Class A Shares have been voluntarily converted in accordance with Section D.2(a) of this Article Fourth in respect of the following: (i) Series A-1 Stock, (ii) Series A-2 Stock, (iii) Series A-3 Stock, (iv) Series A-4 Stock and (v) Series A-5 Stock.

“Subject Class A Shares” shall have the meaning set forth in Section D.2(a)(x) of this Article Fourth.

“Subject Class P Shares” shall have the meaning set forth in Section D.2(a)(x) of this Article Fourth.

“Subject Distribution” shall have the meaning set forth in Section D.2(a)(x) of this Article Fourth.

“Tender Offer Consideration Event” shall have the meaning set forth in Section D.2(a)(v) of this Article Fourth.

“Total Number of Conversion Shares” shall mean, as of the time of determination thereof, and subject to increase pursuant to Section  D.2(a)(viii) of this Article Fourth, the aggregate number of Class P Shares that may be issued upon conversion in full of all shares of a particular Series that are outstanding as of such date.  The Total Number of Conversion Shares for each Series initially

Exhibit 3.1

shall be the number set forth below and shall be reduced by the cumulative number of Class P Shares that are issued upon conversion of any shares of such Series in accordance with the provisions of Section D of this Article Fourth:

Series A-1, B-1, C-1	143,074,656 shares
Series A-2, B-2, C-2	35,390,780 shares
Series A-3, B-3, C-3	112,870,410 shares
Series A-4, B-4, C-4	78,821,388 shares
Series A-5, B-5, C-5	78,821,388 shares
Series A-6, B-6, C-6	216,538,834 shares
Series A-7, B-7, C-7	5,761,863 shares
Series A-8, B-8, C-8	31,178,252 shares
Series A-9, B-9, C-9	4,542,429 shares

“Total Value” shall mean, with respect to any particular Series, as of the time of determination thereof, the sum of the Series A Total Value and the Series B Total Value, in each case with respect to such Series.

“Transfer” shall mean, as a verb, to sell for value in public or private transactions, including, without limitation, by selling in underwritten or other public offerings, by engaging in privately -negotiated or open market sales, or in any tender offer, and, as a noun, shall have a correlative meaning.

“Transfer Agent” shall mean ComputerShare Trust Co. or any successor thereto or any other transfer agent approved by the board of directors of the Company.

“Voluntary Conversion” shall mean a conversion of Class A Shares into Class P Shares pursuant to Section D.2(a) of this Article Fourth prior to the Mandatory Conversion Date.

“VWAP” shall mean the volume weighted average price, calculated to the nearest one-hundredth of one cent ($0.0001), of the applicable security on the primary national securities exchange on which such security is listed for trading (based on “regular way” trading on such primary exchange only, as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the parties).

C. Distributions

1. Distributions on Common Stock

Exhibit 3.1

When and if declared by the board of directors of the Company out of assets legally available therefor, and subject to any prior rights of Preferred Stock, the Class P Shareholders shall be entitled to receive, as a class, the percentage of any Distribution equal to the Class P Distribution Percentage as of the record date for such Distribution.  The amount of any such Distribution to be received by the Class P Shareholders shall be distributed ratably, among the Class P Shareholders as of the record date for such Distribution, on a per share basis.

When and if declared by the board of directors of the Company out of assets legally available therefor, and subject to any prior rights of Preferred Stock, the Class A Shareholders, Class B Shareholders and Class C Shareholders shall be entitled to receive, collectively, the percentage of any Distribution equal to the Classes A/B/C Distribution Percentage as of the record date for such Distribution, which shall be distributed to the Class A Shareholders, Class B Shareholders and Class C Shareholders as set forth in Sections C.2, C.3 and C.4 of this Article Fourth.

2. Class A Common Stock

Holders of shares of each Class A Series shall be entitled to receive the portion of any Distribution determined in accordance with paragraphs (a) through (f) of this Section C.2, beginning with paragraph (a); provided, that holders of shares of Series A-6 Stock shall also be subject to paragraph (g).  For example, if a Distribution would result in the payment of amounts to a Class A Shareholder under both paragraph (c) and (d) of this Section C.2, then such Class A Shareholder shall first receive any Distributions payable under paragraph (c) and shall next receive any Distributions payable under paragraph (d).

(a) Unless and until the 100% Threshold has been satisfied for the Related Series, the holders of shares of such Class A Series shall be entitled to receive, as a series, the percentage of such Distribution equal to the sum of (x) the Series A Distribution Percentage for such Class A Series and (y) the Series C Distribution Percentage for the corresponding Class C Series, in each case as of the record date for such Distribution; provided, however, that holders of shares of such Class A Series shall not receive any Distributions under this Section C.2(a) during the Class B Priority Dividend Period until the holders of shares of the corresponding Class B Series shall have received a cumulative amount of Distributions during the Class B Priority Dividend Period equal to the product of (i) the Maximum Class B Priority Distributions and (ii) the Base Distribution Percentage for such Class A Series.  The amount of such Distribution, if any, to be received by the holders of shares of such Class A Series pursuant to this paragraph (a) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(b) Once the 100% Threshold has been satisfied for the Related Series (and unless and until the 150% Threshold has been satisfied for the Related Series), the holders of shares of such Class A Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the Series A Distribution Percentage for such Class A Series as of the record date for such Distribution; provided, however, that holders of shares of such Class

Exhibit 3.1

A Series shall not receive any Distributions under this Section C.2(b) during the Class B Priority Dividend Period until the holders of shares of the corresponding Class B Series shall have received a cumulative amount of Distributions during the Class B Priority Dividend Period equal to the product of (i) the Maximum Class B Priority Distributions and (ii) the Base Distribution Percentage for such Class A Series.  The amount of such Distribution, if any, to be received by the holders of shares of such Class A Series pursuant to this paragraph (b) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(c) Once the 150% Threshold has been satisfied for the Related Series (and unless and until the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series), the holders of shares of such Class A Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the Series A Distribution Percentage for such Class A Series as of the record date for such Distribution.  The amount of such Distribution, if any, to be received by the holders of shares of such Class A Series pursuant to this paragraph (c) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.  Once the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series, the holders of shares of such Class A Series shall not be entitled to receive any portion of any further Distribution, to the extent such Distribution would cause the Series A Total Value for the Related Series to exceed 150% of the Aggregate Base Amount for the Related Series, until the First Catch-Up Threshold for the corresponding Class B Series has been satisfied.

(d) Once the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series and the First Catch-Up Threshold has been satisfied for the corresponding Class B Series (and unless and until the 200% Threshold has been satisfied for the Related Series), the holders of shares of such Class A Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to 95% of the Series A Distribution Percentage for such Class A Series as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class A Series pursuant to this paragraph (d) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.  Once the 200% Threshold has been satisfied for the Related Series, the holders of shares of such Class A Series shall not be entitled to receive any portion of any further Distribution, to the extent such Distribution would cause the Total Value for the Related Series to exceed 200% of the Aggregate Base Amount for the Related Series, until the Second Catch-Up Threshold for the corresponding Class B Series has been satisfied.

Exhibit 3.1

(e) Once the 200% Threshold has been satisfied for the Related Series, and the Second Catch-Up Threshold has been satisfied for the corresponding Class B Series (and unless and until the 400% Threshold has been satisfied for the Related Series), the holders of shares of such Class A Series shall be entitled to receive, as a series, the portion of such Distribution (to the extent, if any, not previously distributed) equal to the excess of (i) the product of the amount of such Distribution and the Series A Distribution Percentage for such Class A Series as of the record date for such Distribution over (ii) the amount of such Distribution to which the holders of shares of the corresponding Class B Series are entitled pursuant to Section C.3(e)(i) of this Article Fourth.  The amount of such Distribution to be received by the holders of shares of such Class A Series pursuant to this paragraph (e) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(f) Once the 400% Threshold has been satisfied for the Related Series, the holders of shares of such Class A Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to 80% of the Series A Distribution Percentage for such Class A Series as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class A Series pursuant to this paragraph (f) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(g) Notwithstanding the other provisions of this Section C.2, the holders of shares of Series A-6 Stock shall not be entitled to receive any Distributions unless and until the aggregate amount of Distributions payable in cash and the Fair Market Value of all distributions payable in property other than cash that would be received by such holders pursuant to this Section C.2 (but for this paragraph (g)) equals or exceeds the Incentive Pool Threshold.

3. Class B Common Stock

Holders of shares of each Class B Series shall be entitled to receive the portion of any Distribution determined in accordance with paragraphs (a) through (f) of this Section C.3, beginning with paragraph (a).  For example, if a Distribution would result in the payment of amounts to a Class B Shareholder under both paragraph (c) and (d) of this Section C.3, then such Class B Shareholder shall first receive any Distributions payable under paragraph (c) and shall next receive any Distributions payable under paragraph (d).

(a) Unless and until the 150% Threshold has been satisfied for the Related Series, if such Distribution is paid during the Class B Priority Dividend Period, the holders of shares of such Class B Series shall be entitled to receive, as a series, the percentage of such Distribution equal to the sum of (x) the Series A Distribution Percentage for such Class A Series and (y) the Series C Distribution Percentage for such Class C Series, each as of the record date for such Distribution; provided, however, that the amount of Distributions that the holders of shares of such Class B

Exhibit 3.1

Series shall be entitled to receive pursuant to this Section C.3(a) during the Class B Priority Dividend Period, when aggregated with all Class B Priority Distributions previously received by holders of shares of such  Class B Series, shall not exceed a cumulative amount equal to the product of (i) the Maximum Class B Priority Distributions and (ii) the Base Distribution Percentage for such Class A Series.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph
(a) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.  Once the 150% Threshold has been satisfied for the Related Series, the holders of shares of such Class B Series shall not be entitled to receive any portion of any further Distribution until the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series.

(b) Once the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series, but the First Catch-Up Threshold has not been satisfied for such Class B Series, the holders of shares of such Class B Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the sum of (x) the Series A Distribution Percentage for such Class A Series and (y) the Series C Distribution Percentage for such Class C Series, each as of the record date for such Distribution until the First Catch-Up Threshold has been satisfied for such Class B Series.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph (b) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(c) Once the 150% Threshold has been satisfied for the Related Series and the First Catch-Up Threshold has been satisfied for such Class B Series (and unless and until the 200% Threshold has been satisfied for the Related Series), the holders of shares of such Class B Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to 5% of the sum of (x) the Series A Distribution Percentage for such Class A Series and (y) the Series C Distribution Percentage for such Class C Series, each as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph (c) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(d) Once the 200% Threshold has been satisfied for the Related Series, but the Second Catch-Up Threshold has not been satisfied for such Class B Series, the holders of shares of such Class B Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the sum of (x) the Series A Distribution Percentage for such Class A Series and (y) the Series C Distribution Percentage for such Class C Series, each as of the record date for such Distribution until the Second Catch-Up Threshold has been

Exhibit 3.1

satisfied for such Class B Series.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph (d) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(e) Once the 200% Threshold has been satisfied for the Related Series and the Second Catch-Up Threshold has been satisfied for such Class B Series (and unless and until the 400% Threshold has been satisfied for the Related Series), the holders of shares of such Class B Series shall be entitled to receive, asa series, a percentage of such Distribution (to the extent, if any, not previously distributed) such that the Series B Total Value equals the sum of (i) the product of (A) the excess of the Total Value for the Related Series over the Aggregate Base Amount for the Related Series and (B) the 10%-20% Distribution Percentage and (C) the Class A Percentage, as of the record date for such Distribution and (ii) the product of (A) the excess of the Total Value for the Related Series over the Aggregate Base Amount for the Related Series and (B) the 10%-20% Distribution Percentage and (C) the Class C Percentage, as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph (e) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(f) Once the 400% Threshold has been satisfied for the Related Series, the holders of shares of such Class B Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) that equals 20% of the sum of (x) the Series A Distribution Percentage with respect to such Class A Series and (y) the Series C Distribution Percentage with respect to such Class C Series, each as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class B Series pursuant to this paragraph (f) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

4. Class C Common Stock

Holders of shares of each Class C Series shall be entitled to receive the portion of any Distribution determined in accordance with paragraphs (a) through (f) of this Section C.4, beginning with paragraph (a).  For example, if a Distribution would result in the payment of amounts to a Class C Shareholder under both paragraph (c) and (d) of this Section C.4, then such Class C Shareholder shall first receive any Distributions payable under paragraph (c) and shall next receive any Distributions payable under paragraph (d).

(a) Unless and until the 100% Threshold has been satisfied for the Related Series, the holders of shares of such Class C Series shall not be entitled to receive any Distributions.

(b) Once the 100% Threshold has been satisfied for the Related Series (and unless and until the 150% Threshold has been satisfied for the Related Series), the

Exhibit 3.1

holders of shares of such Class C Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the Series C Distribution Percentage for such Class C Series as of the record date for such Distribution; provided, however, that holders of shares of such Class C Series shall not receive any Distributions under this Section C.4(b) during the Class B Priority Dividend Period until the holders of shares of the corresponding Class B Series shall have received a cumulative amount of Distributions during the Class B Priority Dividend Period equal to the product of (i) the Maximum Class B Priority Distributions and (ii) the Base Distribution Percentage for the corresponding Class A Series.  The amount of such Distribution, if any, to be received by the holders of shares of such Class C Series pursuant to this paragraph (b) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(c) Once the 150% Threshold has been satisfied for the Related Series (and unless and until the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series), the holders of shares of such Class C Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to the Series C Distribution Percentage for such Class C Series as of the record date for such Distribution.  The amount of such Distribution, if any, to be received by the holders of shares of such Class C Series pursuant to this paragraph (c) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.  Once the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series, the holders of shares of such Class C Series shall not be entitled to receive any portion of any further Distribution, to the extent such Distribution would cause the Series A Total Value for the Related Series to exceed 150% of the Aggregate Base Amount for the Related Series, until the First Catch-Up Threshold for the corresponding Class B Series has been satisfied.

(d) Once the Series A Total Value for the Related Series equals or exceeds 150% of the Aggregate Base Amount for the Related Series and the First Catch-Up Threshold has been satisfied for the corresponding Class B Series (and unless and until the 200% Threshold has been satisfied for the Related Series), the holders of shares of such Class C Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to 95% of the Series C Distribution Percentage for such Class C Series as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class C Series pursuant to this paragraph (d) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.  Once the 200% Threshold has been satisfied for the Related Series, the holders of shares of such Class C Series shall not be entitled to receive any portion of any further Distribution, to the extent such Distribution would cause the Total Value for the Related Series to exceed 200% of the Aggregate Base Amount for the

Exhibit 3.1

Related Series, until the Second Catch-Up Threshold for the corresponding Class B Series has been satisfied.

(e) Once the 200% Threshold has been satisfied for the Related Series, and the Second Catch-Up Threshold has been satisfied for the corresponding Class B Series (and unless and until the 400% Threshold has been satisfied for the Related Series), the holders of shares of such Class C Series shall be entitled to receive, as a series, the portion of such Distribution (to the extent, if any, not previously distributed) equal to the excess of (i) the product of the amount of such Distribution and the Series C Distribution Percentage for such Class C Series as of the record date for such Distribution over (ii) the amount of such Distribution to which the holders of shares of the corresponding Class B Series are entitled pursuant to Section  C.3(e)(ii) of this Article Fourth.  The amount of such Distribution to be received by the holders of shares of such Class C Series pursuant to this paragraph (e) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

(f) Once the 400% Threshold has been satisfied for the Related Series, the holders of shares of such Class C Series shall be entitled to receive, as a series, the percentage of such Distribution (to the extent, if any, not previously distributed) equal to 80% of the Series C Distribution Percentage for such Class C Series as of the record date for such Distribution.  The amount of such Distribution to be received by the holders of shares of such Class C Series pursuant to this paragraph (f) shall be distributed ratably, among such holders as of the record date for such Distribution, on a per share basis.

5. For clarity, a Distribution can cause an applicable threshold described above in Section C.2, Section C.3 or Section C.4 of this Article Fourth to be met and/or exceeded, and the use of the term “satisfied” in such Sections does not require a Distribution to cause an applicable threshold only to be exactly met (in contrast to possibly also being exceeded) in order for such threshold to have been satisfied.

D. Conversion of Class A Common Stock, Class B Common Stock and Class C Common Stock

1. Mandatory Conversion of Class A Common Stock, Class B Common Stock and Class C Common Stock

(a) Determinations of Mandatory Conversion Date Values.  As soon as practicable following the close of business on a Mandatory Conversion Date (other than a Change of Control Mandatory Acceleration Date), the Company shall (i) determine the Mandatory Conversion Date Per Share Value and the Mandatory Conversion Date Value with respect to each applicable Series and (ii) provide written notice (the “Mandatory Conversion Date Notice”) to all holders of shares of each applicable Series of such determinations and such other determinations as required by Section D.1 of this Article Fourth (collectively the “Mandatory Conversion Date

Exhibit 3.1

Determinations”), together with all information relevant to such determinations.  The Mandatory Conversion Date Determinations as set forth in the Mandatory Conversion Date Notice shall be made by the Company and shall be final, binding and conclusive unless a notice of objection is delivered in accordance with the immediately following sentence.  The holders of (A) a majority of the shares then issued and outstanding of one or more Class A Series and/or (B) Class B Shares representing a majority of the Class B Shares then issued and outstanding may deliver a notice of objection in writing to the Company (a “Mandatory Conversion Date Objection Notice”) to the Mandatory Conversion Date Determinations as set forth in the Mandatory Conversion Date Notice prior to the close of business on the first (1st) Business Day following receipt of the Mandatory Conversion Date Notice; provided, however, that if such Mandatory Conversion Date is only in respect of one or more, but not all, Series, the reference in (A) above shall only be to holders of a majority of the Class A Shares then issued and outstanding of such applicable Class A Series.  If (x) the holders of a majority of the shares then issued and outstanding of each Class A Series (other than the Class A Series in respect of Series A-9 Stock), determined as if the shares of Series A-1 Stock and Series A-2 Stock constituted a single Class A Series, and (y) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding are unable to agree upon such Mandatory Conversion Date Determinations within two (2) calendar days after delivery of such Mandatory Conversion Date Objection Notice (or such longer period as may be agreed by such Class A Shareholders and such Class B Shareholders), then (1) the Investor Shareholders representing a majority of the Class A Shares then held by the Investor Shareholders and (2) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding, as the two designated parties with respect to the dispute, shall enter into the Appraisal Procedure; provided, however, that if such Mandatory Conversion Date is only in respect of one or more, but not all, Series, the reference in (x) above shall only be to holders of a majority of the Class A Shares then issued and outstanding of such applicable Class A Series, and the reference in (1) above shall be to holders of a majority of the Class A Shares then issued and outstanding of such applicable Class A Series.

(b) Mandatory Conversion of Class A Shares.  As of the close of business on the Final Conversion Date, the shares of each applicable Class A Series shall automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (i) the Class A Maximum Amount for such Class A Series by (ii) the Mandatory Conversion Date Per Share Value. For clarification, no Class A Shares of a particular Series will remain outstanding after the occurrence of the Final Conversion Date for the Related Series.  The Class P Shares received by holders of Class A Shares in a Series pursuant to the conversion in this Section D.1(b) shall be issued ratably, among such Class A Shareholders on a per share basis.

(c) Mandatory Conversion of Class B Shares.  As of the close of business on the Final Conversion Date, the shares of each applicable Class B Series shall

Exhibit 3.1

automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (i) the Class B Maximum Amount for such Class B Series by (ii) the Mandatory Conversion Date Per Share Value.  For clarification, no Class B Shares of a particular Series will remain outstanding after the occurrence of the Final Conversion Date for the Related Series. The Class P Shares received by holders of Class B Shares in a Series pursuant to the conversion in this Section D.1(c) shall be issued ratably, among such Class B Shareholders on a per share basis.

(d) Mandatory Conversion of Class C Shares.  As of the close of business on the Final Conversion Date, the shares of each applicable Class C Series shall automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (i) the Class C Maximum Amount for such Class C Series by (ii) the Mandatory Conversion Date Per Share Value.  For clarification, no Class C Shares of a particular Series will remain outstanding after the occurrence of the Final Conversion Date for the Related Series.  The Class P Shares received by holders of Class C Shares in a Series pursuant to the conversion in this Section D.1(d) shall be issued ratably, among such Class C Shareholders on a per share basis.

(e) Change of Control Mandatory Acceleration Date.

(i) Except as provided in Section D.1(e)(iv) of this Article Fourth, the unanimous vote of all holders of Common Stock shall be required to approve a Change of Control unless the Company ensures that, as a condition precedent to the consummation of a Change of Control, (A) all holders of shares of each Series, subject to clause (C) below, receive in such Change of Control the same cash and/or non-cash consideration in respect of such holders’ Class P Shares to be received upon conversion of such holders’ Class A Shares, Class B Shares and Class C Shares pursuant to this Section D.1(e) as all other Class P Shareholders, (B) all holders of shares, as such, of each Series are otherwise treated in an identical manner, and participate on the same basis, in such Change of Control as Class P Shareholders on the basis of the Total Number of Conversion Shares for such Series and (C) in the event that the Class P Shareholders have the opportunity to elect the form of consideration to be received in such Change of Control, the Class A Shareholders of each Series have an equivalent opportunity to so elect and the election of the Class A Shareholders of an applicable Series that represent a majority of the issued and outstanding Class A Shares of the Related Series shall apply to all Class A Shares, Class B Shares and Class C Shares in the Related Series (and if the Company so ensures, then the unanimity requirement stated above shall no longer apply and in lieu thereof the regular approval requirement that would otherwise be applicable shall apply instead).

Exhibit 3.1

(ii) Except as provided in Section D.1(e)(iv) of this Article Fourth, immediately prior to the consummation of such Change of Control (unless a Change of Control Objection Notice is delivered pursuant to Section D.1(e)(iii) of this Article Fourth, in which case immediately following the final determination of the Change of Control Determinations in accordance with Section D.1(e)(iii) of this Article Fourth), (A) the shares of each applicable Class A Series shall automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (x) the Class A Maximum Amount for such Class A Series by (y) the Mandatory Conversion Date Per Share Value, (B) the shares of each applicable Class B Series shall automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (x) the Class B Maximum Amount for such Class B Series by (y) the Mandatory Conversion Date Per Share Value and (C) the shares of each applicable Class C Series shall automatically convert, without further action on the part of the holders thereof, into a number of Class P Shares equal to the quotient obtained by dividing (x) the Class C Maximum Amount for such Class C Series by (y) the Mandatory Conversion Date Per Share Value; provided, that the Company shall ensure that, as a condition precedent to such automatic conversions and the consummation of such Change of Control, such Change of Control is structured to enable the Company to provide advance written notice (the “Change of Control Notice”) in accordance with Section D.1(e)(iii) of this Article Fourth to all holders of shares of each applicable Series of the determinations required by this paragraph (e)(ii) (the “Change of Control Determinations”), together with all information relevant to such determinations.  The Class P Shares received by holders of Class A Shares in a Series pursuant to the conversion in this Section D.1(e)(ii) shall be issued ratably, among such Class A Shareholders on a per share basis.  The Class P Shares received by holders of Class B Shares in a Series pursuant to the conversion in this Section D.1(e)(ii) shall be issued ratably, among such Class B Shareholders on a per share basis.  The Class P Shares received by holders of Class C Shares in a Series pursuant to the conversion in this Section D.1(e)(ii) shall be issued ratably, among such Class C Shareholders on a per share basis.

(iii) The Change of Control Notice shall be delivered by the Company no later than 9:00 p.m., New York City time, on the trading day immediately preceding the date of the consummation of such Change of Control (which consummation shall not take place prior to 9:00 a.m., New York City time, on such date of consummation), and the Change of Control Determinations set forth in the Change of Control Notice shall be final, binding and conclusive unless the holders of (A) a majority of the shares then issued and outstanding of one or more Class A Series (other than the Class A Series in respect of Series A-9 Stock), for which purposes the Class A Series in respect of Series

Exhibit 3.1

A-1 Stock and the Class A Series in respect of Series A-2 Stock shall be considered as a single Class A Series, and/or (B) Class B Shares representing a majority of the Class B Shares then issued and outstanding deliver a notice of objection in writing to the Company (a “Change of Control Objection Notice”) to the Change of Control Determinations set forth in the Change of Control Notice prior to 8:00 a.m., New York City time, on the date of the consummation of the Change of Control.  If a Change of Control Objection Notice is delivered in accordance with the preceding sentence and the holders described in clauses (A) and (B) of the preceding sentence are unable to agree upon such Change of Control Determinations within two (2) calendar days after delivery of such Change of Control Objection Notice (or such longer period as may be agreed by such Class A Shareholders and such Class B Shareholders), then (1) the Investor Shareholders representing a majority of the Class A Shares then held by the Investor Shareholders and (2) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding, as the two designated parties to the dispute, shall enter into the Appraisal Procedure.

(iv) If, in addition to any other approvals required by this Certificate of Incorporation, the bylaws of the Company or applicable law, the requisite Class A Shareholders, Class B Shareholders and Class C Shareholders approve a Replicated Change of Control pursuant to Section 3.6(h)(i) of the Shareholders Agreement, the Class A Shares, Class B Shares and Class C Shares shall receive the consideration provided for such shares in such Replicated Change of Control and Sections D.1(e)(i), (e)(ii) and (e)(iii) of this Article Fourth shall not apply with respect to such Replicated Change of Control; provided, that if, pursuant to Section 3.6(h)(i)(A) of the Shareholders Agreement, the requisite Class A Shareholders and Class B Shareholders approve a Replicated Change of Control and the requisite Class C Shareholders do not approve such Replicated Change of Control, the Class A Shares and the Class B Shares shall receive the consideration provided for the Class A Shares and the Class B Shares, respectively, in such Replicated Change of Control and Sections D.1(e)(i), (e)(ii) and (e)(iii) of this Article Fourth shall not apply to the Class A Shares and Class B Shares with respect to such Replicated Change of Control, and Sections D.1(e)(i), (e)(ii) and (e)(iii) of this Article Fourth shall apply to the Class C Shares unless the requisite Class C Shareholders elect to receive the consideration proposed in such Non-Cash Change of Control pursuant to Section 3.6(h)(i)(B) of the Shareholders Agreement, in which case the Class C Shares shall receive the consideration provided for the Class C Shares in such Non-Cash Change of Control and Sections D.1(e)(i), (e)(ii) and (e)(iii) of this Article Fourth shall not apply to the Class C Shares with respect to such Non-Cash Change of Control; provided, further, that, regardless of whether or not the requisite Class B Shareholders and/or Class C Shareholders have approved a

Exhibit 3.1

Replicated Change of Control pursuant to Section 3.6(h)(i) of the Shareholders Agreement, the requisite Class A Shareholders may elect to have Sections D.1(e)(i), (e)(ii) and (e)(iii) of this Article Fourth apply to all Class A Shares, Class B Shares and Class C Shares with respect to such Non Cash Change of Control pursuant to Section 3.6(h)(ii) of the Shareholders Agreement.

(f) Maximum Number of Conversion Shares.  For the avoidance of doubt, in no event shall the aggregate number of shares of a Series convert into a number of Class P Shares greater than the Total Number of Conversion Shares remaining for such Series as of (1) the Final Conversion Date, in the case of a Mandatory Conversion Date (other than a Change of Control Mandatory Acceleration Date) or (2) immediately prior to the consummation of the Change of Control, in the case of a Change of Control Mandatory Acceleration Date.

(g) Pending Distributions.  In the event that a Final Conversion Date or a Change of Control Mandatory Acceleration Date occurs after the record date of a Distribution but prior to the payment of such Distribution, the automatic conversions contemplated in Sections D.1(b), D.1(c) and D.1(d) of this Article Fourth, or D.1(e)(ii) of this Article Fourth, as applicable, and the calculations relating to such conversions, shall not occur until the Business Day immediately following the payment date of such Distribution.  For clarification, (i) none of the Final Mandatory Conversion Date Calculation Period, the Mandatory Conversion Date Value or the Mandatory Conversion Date Per Share Value relating to such Final Conversion Date or Change of Control Mandatory Acceleration Date shall be adjusted and (ii) such Distribution shall be reflected in the calculations of the Class A Maximum Amount, the Class B Maximum Amount and the Class C Maximum Amount (through such Distribution being reflected in the calculations of Series A Total Value, Series B Total Value and Series C Total Value).

2. Voluntary Conversion of Class A Common Stock and Related Automatic Conversion of Class B Common Stock and Class C Common Stock Prior to Mandatory Conversion Date.

(a) Voluntary Conversion of Class A Shares.  Prior to the Mandatory Conversion Date, a holder of shares of a Class A Series (other than Series A-9 Stock) shall be entitled, at any time and from time to time, to voluntarily convert each such share into a number of Class P Shares as determined below, subject to the following requirements:

(i) Such holder (the “Converting Holder”) shall have provided written notice (each, a “Conversion Notice”) to the Company and the Transfer Agent indicating that such Converting Holder is converting shares of such Class A Series into the number of Class P Shares specified in the Conversion Notice in order to, as specified in such Conversion Notice, (x) other than pursuant to a tender offer, effect the Transfer of all such Class P Shares to be received

Exhibit 3.1

upon such conversion (1) solely for cash (an “All Cash Sale”), which All Cash Sale must be executed (though not closed), prior to or concurrently with the delivery of the Conversion Notice to the Company and the Transfer Agent or (2) other than solely for cash (a “Non-Cash Sale”), which Non-Cash Sale must be executed (though not closed), or be subject to a definitive agreement entered into, prior to or concurrently with the delivery of the Conversion Notice to the Company and the Transfer Agent, (y) tender all of such Class P Shares to be received upon such conversion into a tender offer that must be outstanding at the time of the delivery of the Conversion Notice to the Company and the Transfer Agent and (1) involves all cash consideration (an “All Cash Tender Offer”) or (2) does not involve all cash consideration (a “Non-Cash Tender Offer”), or (z) distribute or transfer all Class P Shares to be received upon such conversion pursuant to an Investor Distribution.  Such Conversion Notice shall set forth (A) the number of Class P Shares being Transferred (or transferred pursuant to an Investor Distribution), (B) in the case of an All Cash Sale, a Non-Cash Sale, an All Cash Tender Offer or a Non-Cash Tender Offer, the aggregate Net Sale Proceeds, and the weighted average per share Net Sale Proceeds with respect to the applicable Transfer (together with such supporting documentation as is reasonable under the circumstances regarding the calculation of aggregate and weighted average per share Net Sale Proceeds, including to enable the Company to determine the Fair Market Value of any non-cash consideration other than publicly traded securities (“Illiquid Consideration”)) and (C) in the case of an Investor Distribution, the Investor Distribution Per Share Value with respect to such Investor Distribution.

(ii) Subject to Section D.2(a)(ii)(A) of this Article Fourth, in the case of an All Cash Sale, All Cash Tender Offer, Investor Distribution, Non-Cash Sale or Non-Cash Tender Offer (in the case of a Non-Cash Sale or a Non-Cash Tender Offer, in each case not involving Illiquid Consideration), no later than one (1) Business Day following receipt of a Conversion Notice, the Company shall provide written instructions to the Transfer Agent and the Converting Holder confirming the number of Class P Shares to be issued upon such Voluntary Conversion and the number of shares of the applicable Class A Series to be converted (the “Conversion Instructions”), and in the event of any discrepancy between the Conversion Notice and the Conversion Instructions, the Conversion Instructions shall control.  In the case of a Non-Cash Sale or a Non-Cash Tender Offer, in each case involving Illiquid Consideration, the Company shall provide, as promptly as practicable following the delivery of a Conversion Notice (and supporting documentation described in Section D.2(a)(i) of this Article Fourth) to the Company and the Transfer Agent (but in no event later than five (5) Business Days following such delivery), written notice to the Converting Holder and the Class B Shareholders setting forth the Company’s determination of Fair Market Value of such Illiquid Consideration.  No later than one (1) Business

Exhibit 3.1

Day after the Fair Market Value of such Illiquid Consideration (and the corresponding calculation of Net Sale Proceeds) is finally determined in accordance with the definition of “Fair Market Value”, the Company shall provide written instructions (the “Non-Cash Conversion Instructions”) to the Transfer Agent and the Converting Holder confirming the number of Class P Shares to be issued pursuant to the Conversion Notice and the number of shares of the applicable Class A Series to be converted.  In the event of a discrepancy between the Conversion Notice and the Non-Cash Conversion Instructions, the Non-Cash Conversion Instructions shall control.

(A) Notwithstanding anything to the contrary contained herein, the first sentence of Section D.2(a)(ii) shall not apply to any All Cash Sale, All Cash Tender Offer, Investor Distribution, Non-Cash Sale or Non-Cash Tender Offer (in the case of a Non-Cash Sale or a Non-Cash Tender Offer, in each case not involving Illiquid Consideration), and the conversions and issuances contemplated by clause (x) of Section D.2(a)(iii) of this Article Fourth shall occur immediately and automatically upon the delivery of the Conversion Notice (and supporting documentation described in Section D.2(a)(i) of this Article Fourth) by the Converting Holder to the Transfer Agent and the Company, so long as such Conversion Notice in respect of such All Cash Sale, All Cash Tender Offer, Investor Distribution, Non-Cash Sale or Non-Cash Tender Offer, as applicable, (1) was delivered by the Converting Holder pursuant to Section D.2(a)(i) of this Article Fourth during a Periodic Sales Pre-Clearance Period for the applicable Class A Series (as determined pursuant to Section D.2(a)(ii)(C) of this Article Fourth), (2) sets forth the weighted average of the Investor Distribution Per Share Value and per share Net Sale Proceeds for all All Cash Sales, All Cash Tender Offers, Investor Distributions, Non-Cash Sales or Non-Cash Tender Offers, as applicable, by such Converting Holder and all other holders of shares of the same Class A Series pursuant to Section D.2(a) of this Article Fourth during such Periodic Sales Pre-Clearance Period, such that the weighted average of the Investor Distribution Per Share Value and per share Net Sale Proceeds for all Investor Distributions and Transfers (considered as a group) by such Converting Holder and all other holders of shares of the same Class A Series pursuant to Section D.2(a) of this Article Fourth during such Periodic Sales Pre-Clearance Period (taking into account such current All Cash Sales, All Cash Tender Offers, Investor Distributions, Non-Cash Sales or Non-Cash Tender Offers, as applicable) falls within a Pre-Cleared Price, (3) sets forth a number of Class P Shares being Transferred (or transferred pursuant to an Investor Distribution) in connection with all such All Cash Sales, All Cash Tender Offers, Investor Distributions, Non-Cash Sales or Non-Cash Tender Offers, as applicable, such that the

Exhibit 3.1

aggregate number of Class P Shares Transferred (or transferred pursuant to an Investor Distribution) by such Converting Holder and all other holders of shares of the same Class A Series pursuant to Section D.2(a) of this Article Fourth during such Periodic Sales Pre-Clearance Period (taking into account such current All Cash Sales, All Cash Tender Offers, Investor Distributions, Non-Cash Sales or Non-Cash Tender Offers, as applicable) does not exceed the Pre-Cleared Number of Shares corresponding to such Pre-Cleared Price, (4) sets forth the weighted average of the Investor Distribution Per Share Value and per share Net Sale Proceeds for such All Cash Sale, All Cash Tender Offer, Investor Distribution, Non-Cash Sale or Non-Cash Tender Offer, as applicable, by such Converting Holder, (5) sets forth the number of Class P Shares being Transferred (or transferred pursuant to an Investor Distribution) by such Converting Holder in connection with such All Cash Sale, All Cash Tender Offer, Investor Distribution, Non-Cash Sale or Non-Cash Tender Offer, as applicable, and (6) contains a certification by the Converting Holder that the requirements of clauses (1), (2) and (3) above are satisfied.

(B) With respect to any Conversion Notice delivered pursuant to Section D.2(a)(ii)(A), the Converting Holder shall be permitted, at any time prior to the closing or consummation of the related Transfer or Investor Distribution, to amend such Conversion Notice to update the aggregate, and/or the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value, as applicable, set forth therein, and/or any instructions of a ministerial or de minimis nature (which, for the avoidance of doubt, shall not include updates to the number of Class P Shares to be Transferred (or transferred pursuant to an Investor Distribution) pursuant to such Conversion Notice, any reduction to the number of Class P Shares ultimately Transferred or transferred pursuant to an Investor Distribution, as applicable, being governed by Section D.2(a)(v) of this Article Fourth), and such Conversion Notice, as amended, shall be deemed to be such Converting Holder’s “Conversion Notice” for purposes of Sections D.2(a)(v)-(xi), D.2(b) and D.2(d) of this Article Fourth; provided, that such Converting Holder shall not be permitted to amend such Conversion Notice pursuant to the foregoing if such Conversion Notice, as amended, would not meet the requirements set forth in clauses (2) and (3) of Section D.2(a)(ii)(A) of this Article Fourth.

(C) A holder of shares of a Class A Series may, at any time and from time to time, deliver to the Company and the Transfer Agent a Periodic Sales Pre-Clearance Request, which shall be effective from and after the deemed certification of such Periodic Sales Pre-

Exhibit 3.1

Clearance Request until the earliest of (w) the deemed certification of a subsequent Periodic Sales Pre-Clearance Request of such holder (or any other holder within the same Class A Series), (x) the next payment date by the Company of a Distribution, (y) the subsequent delivery of a Conversion Notice pursuant to Section D.2(a)(ii)(A) of this Article Fourth that does not meet the requirements set forth in clauses (2) and (3) of such Section and (z) the delivery of an Excess Class P Share Notice pursuant to Section D.2(a)(viii) (a “Periodic Sales Pre-Clearance Period”).  If the Company either (I) notifies the Transfer Agent and the Requesting Holders that it does not object to such Periodic Sales Pre-Clearance Request or (II) does not deliver a notice of objection in writing to the Transfer Agent and the Requesting Holder by the close of business on the second (2nd) Business Day following the Requesting Holder’s delivery of a Periodic Sales Pre-Clearance Request to the Company and the Transfer Agent, which written objection must set forth with reasonable specificity the Company’s objections to such Periodic Sales Pre-Clearance Request (a “Pre-Clearance Objection”), then such Periodic Sales Pre-Clearance Request shall be deemed to have been duly certified by the Company for all purposes under this Article Fourth for the applicable Class A Series.  If the Company does deliver to the Transfer Agent and the Requesting Holder a Pre-Clearance Objection by the close of business on the second (2nd) Business Day following the Requesting Holder’s delivery of a Periodic Sales Pre-Clearance Request, each of the Company and the Requesting Holder shall use reasonable best efforts to reach an agreement on Pre-Cleared Prices (and a corresponding Pre-Cleared Number of Shares for each Pre-Cleared Price) by the close of business on the second (2nd) Business Day following the Company’s delivery of such Pre-Clearance Objection.  If the Requesting Holder and the Company are able to reach an agreement on Pre-Cleared Prices (and a corresponding Pre-Cleared Number of Shares for each Pre-Cleared Price), the Company shall immediately notify the Transfer Agent of such agreement, and the Periodic Sales Pre-Clearance Request (as adjusted for such agreed Pre-Cleared Prices and corresponding Pre-Cleared Number of Shares for each Pre-Cleared Price) shall be deemed to have been duly certified by the Company for all purposes under this Article Fourth for the applicable Class A Series.  If the Requesting Holder and the Company fail to reach an agreement on a Pre-Cleared Number of Shares and Pre-Cleared Price by the close of business on the second (2nd) Business Day following the Company’s delivery of such Pre-Clearance Objection (or such longer period as the Requesting Holder and the Company shall agree), then the Requesting Holder and the Company, as the two designated parties to the dispute, shall enter into the Appraisal Procedure, and the Periodic Sales Pre-Clearance

Exhibit 3.1

Request (as adjusted for the final determinations pursuant to the Appraisal Procedure) shall be deemed to have been duly certified by the Company for all purposes under this Article Fourth for the applicable Class A Series when Pre-Cleared Prices (and a corresponding Pre-Cleared Number of Shares for each Pre-Cleared Price) are finally determined pursuant to the Appraisal Procedure.  Notwithstanding anything to the contrary contained herein, the Company shall only deliver a Pre-Clearance Objection to assert that the Pre-Clearance Request violates the proviso contained at the end of the definition of “Periodic Sales Pre-Clearance Request;” and such Pre-Clearance Objection shall be limited to correcting such corresponding Pre-Cleared Number of Shares so that such Transfer or Investor Distribution would not cause the Total Number of Conversion Shares for the applicable Series to fall below the Conversion Share Minimum Threshold for such Series.

(iii) (x) Immediately and automatically upon the delivery of the Conversion Notice (and supporting documentation described in Section D.2(a)(i) of this Article Fourth) or Conversion Instructions, as applicable, to the Transfer Agent and the Company (other than in the case of a Non-Cash Sale or a Non-Cash Tender Offer, in each case involving Illiquid Consideration), the issuance of Class P Shares (subject to Section D.2(a)(ix) of this Article Fourth, free of any restrictive legends or stop orders) in conversion of shares of the applicable Class A Series shall occur as specified in such Conversion Notice or Conversion Instructions, as applicable and (y) in the case of a Non-Cash Sale or a Non-Cash Tender Offer, in each case involving Illiquid Consideration, immediately and automatically upon the delivery of the Non-Cash Conversion Instructions by the Company to the Transfer Agent, the issuance of Class P Shares (subject to Section D.2(a)(ix) of this Article Fourth, free of any restrictive legends or stop orders) in conversion of shares of the applicable Class A Series shall occur as specified in such Non-Cash Conversion Instructions.

(iv) Subject to the provisions of Section D.2(a)(viii) of this Article Fourth, in no event shall any holder of any Class A Series engage in an All Cash Sale, Non-Cash Sale, All Cash Tender Offer, Non-Cash Tender Offer, or Investor Distribution pursuant to this Section D.2(a) to the extent that such All Cash Sale, Non-Cash Sale, All Cash Tender Offer, Non-Cash Tender Offer, or Investor Distribution would result in the number of Class P Shares issued upon the conversion of shares of such Class A Series pursuant to the applicable Conversion Notice (and after giving effect to the concurrent conversions by other holders of shares of the same Class A Series) exceeding the Total Number of Conversion Shares remaining for the Related Series after taking into account the number of Class P Shares into which the corresponding Class B Series is entitled to convert in accordance with Section D.2(b) of this

Exhibit 3.1

Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(b)) and the number of Class P Shares into which the corresponding Class C Series is entitled to convert in accordance with Section D.2(d) of this Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(d)), in each case as a result of the conversion of such Class A Series in connection with such Transfer or Investor Distribution, as applicable.

(v) If a Voluntary Conversion occurs in connection with an All Cash Sale, a Non-Cash Sale or Investor Distribution, but such All Cash Sale, Non-Cash Sale or Investor Distribution is not closed or consummated in full (and in accordance with the terms set forth in the applicable Conversion Notice) within five (5) Business Days (or such longer period as may be agreed by the applicable Converting Holder and the Company) following such Voluntary Conversion occurring pursuant to Section D.2(a)(iii) of this Article Fourth, then the applicable Converting Holder shall, within one (1) Business Day thereafter, so notify the Transfer Agent and the Company in writing, and any Class P Shares issued in such Voluntary Conversion and with respect to which such All Cash Sale, Non-Cash Sale or Investor Distribution is not closed or consummated shall immediately and automatically convert into a number of Class A Shares of the applicable Class A Series as is necessary to cause the number of Class A Shares outstanding in such Class A Series to be equal to the number that would have been outstanding if the applicable Conversion Notice had initially set forth only such number of Class P Shares with respect to which such All Cash Sale, Non-Cash Sale or Investor Distribution did close or consummate.  If a Voluntary Conversion occurs in connection with an All Cash Tender Offer or a Non-Cash Tender Offer, but such All Cash Tender Offer or Non-Cash Tender Offer is terminated or expires without the acceptance of all of the applicable Class P Shares having been effected (taking into account shares tendered via notice of guaranteed delivery as of the time of acceptance (if any), subject to pro-ration), including as a result of pro-ration in the event of any offer for less than all shares (or if there occurs any withdrawal of tendered Class P Shares by the Converting Holder), then the applicable Converting Holder shall, within one (1) Business Day thereafter, so notify the Transfer Agent and the Company in writing and the Class P Shares issued in such Voluntary Conversion that were not so accepted or that were withdrawn shall immediately and automatically convert into a number of Class A Shares of the applicable Class A Series as is necessary to cause the number of Class A Shares outstanding in such Class A Series to be equal to the number that would have been outstanding if the applicable Conversion Notice had initially set forth only such number of Class P Shares with respect to which such All Cash Tender Offer or a Non-Cash Tender Offer did close or consummate.  In the event of any modification of the consideration to be paid in an All Cash Tender Offer or a Non-Cash Tender Offer (each, a “Tender Offer Consideration Event”), the applicable Converting Holder shall, within

Exhibit 3.1

one (1) Business Day thereafter, so notify the Transfer Agent and the Company in writing, which notification shall update the information set forth in such Converting Holder’s Conversion Notice, as applicable, and shall be deemed to be such Converting Holder’s “Conversion Notice” for purposes of Sections D.2(a)(vi)-(xi), Section D.2(b) and Section D.2(d) of this Article Fourth, and if the requirement set forth in Section D.2(a)(ii) of this Article Fourth relating to the delivery of Conversion Instructions applied to such All Cash Tender Offer or a Non-Cash Tender Offer, the Company shall deliver to the Transfer Agent and such Converting Holder updated Conversion Instructions (or, if applicable, Non-Cash Conversion Instructions), which shall be deemed to be the Company’s “Conversion Instructions” (or “Non-Cash Conversion Instructions”) for purposes of Sections D.2(a)(vi)-(xi), Section D.2(b) and Section D.2(d) of this Article Fourth; provided, that in the event that the closing or consummation of such All Cash Tender Offer or Non-Cash Tender Offer following such Tender Offer Consideration Event would result in the Total Number of Conversion Shares remaining for the applicable Series falling below the Conversion Share Minimum Threshold for the applicable Series (after taking into account the number of Class P Shares into which the corresponding Class B Series is entitled to convert in accordance with Section D.2(b) of this Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(b)) and the number of Class P Shares into which the corresponding Class C Series is entitled to convert in accordance with Section D.2(d) of this Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(d)), in each case as a result of such closing or consummation), such Tender Offer Consideration Event shall be deemed a termination of such All Cash Tender Offer or Non-Cash Tender Offer for purposes of this Section D.2(a)(v).

(vi) Within one (1) Business Day following the closing or completion of any All Cash Sale, Non-Cash Sale, All Cash Tender Offer, Non-Cash Tender Offer or Investor Distribution to which any Voluntary Conversion relates, the applicable Converting Holder shall so notify the Company in writing, which notice shall certify that such closing or completion occurred in accordance with the terms of the applicable Conversion Notice.  Within one (1) Business Day following the receipt of such notice, the Company shall provide written instructions to the Transfer Agent (with a copy to all holders of Class A Shares, Class B Shares and Class C Shares) confirming, as a result of such Voluntary Conversion, if applicable,

(A) the number of shares of the corresponding Class A Series that are being converted into the number of Class P Shares set forth in such Conversion Notice pursuant to Section D.2(a) of this Article Fourth,

Exhibit 3.1

(B) the number of Class P Shares being issued upon conversion of shares of the corresponding Class B Series pursuant to Section D.2(b) of this Article Fourth,

(C) the number of shares of the corresponding Class B Series that are being converted into such number of Class P Shares pursuant to Section D.2(b) of this Article Fourth,

(D) the number of Class P Shares being issued upon conversion of shares of the corresponding Class C Series pursuant to Section D.2(d) of this Article Fourth,

(E) the number of shares of the corresponding Class C Series that are being converted into such number of Class P Shares pursuant to Section D.2(d) of this Article Fourth,

(F) the number of Class P Shares being issued upon conversion of shares of the Series A-9 Stock pursuant to Section D.2(c)(i) of this Article Fourth,

(G) the number of shares of the Series A-9 Stock that are being converted into such number of Class P Shares pursuant to Section D.2(c)(i) of this Article Fourth,

(H) the number of Class P Shares being issued upon conversion of the shares of the Series B-9 Stock pursuant to Section D.2(c)(ii) of this Article Fourth as a result of the conversion of shares of the Series A-9 Stock pursuant to Section D.2(c)(i) of this Article Fourth,

(I) the number of shares of the Series B-9 Stock that are being converted into such number of Class P Shares pursuant to Section D.2(c)(ii) of this Article Fourth as a result of the conversion of shares of the Series A-9 Stock pursuant to Section D.2(c)(i) of this Article Fourth,

(J) the number of shares of Class P Shares being issued upon conversion of the shares of the Series C-9 Stock pursuant to Section D.2(c)(iii) of this Article Fourth as a result of the conversion of shares of the Series A-9 Stock pursuant to Section D.2(c)(i) of this Article Fourth, and

(K) the number of shares of the Series C-9 Stock that are being converted into such number of Class P Shares pursuant to Section D.2(c)(iii) of this Article Fourth as a result of the conversion of shares

Exhibit 3.1

of the Series A-9 Stock pursuant to Section D.2(c)(i) of this Article Fourth.

Such written instructions to the Transfer Agent shall also set forth (i) the total number of Class P Shares that were issued to the holders of shares of the applicable Class A Series (the “Referential Class A Series”) pursuant to the applicable Conversion Notice, (ii) the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value, as applicable, for the Transfer or Investor Distribution to which such Voluntary Conversion relates, as set forth in the applicable Conversion Notice (the “Referential Per Share Value”), (iii) the quotient, expressed as a percentage (the “Referential Conversion Percentage”), obtained by dividing (x) the aggregate number of Class P Shares issued to holders of shares of the Referential Class A Series by reason of such Voluntary Conversion and any prior Voluntary Conversions by (y) the Total Number of Conversion Shares set forth opposite the Referential Class A Series in the second sentence of the definition of “Total Number of Conversion Shares,” (taking into account any adjustments to the Total Number of Conversion Shares in respect of such Referential Class A Series pursuant to Section F.1 of this Article Fourth) and (iv) the Series A-9 Stock Conversion Percentage.

Immediately and automatically upon the close of business on the Business Day immediately following the date of delivery of such written instructions to the Transfer Agent and the holders of Class A Shares, Class B Shares and Class C Shares, the conversion of such shares of Series A-9 Stock, Class B Shares and/or Class C Shares, as applicable, into Class P Shares shall occur as specified in such instructions, unless a notice of objection is delivered in accordance with the immediately following sentence.  The Converting Holder and/or the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding may object in writing to the determinations set forth in such written instructions of the Company prior to the close of business on the first (1st) Business Day following receipt of such written instructions of the Company.  In such case, if (x) the Converting Holder, (y) the Company and (z) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding are unable to agree upon such determinations within two (2) calendar days after delivery of such notice of objection (or such longer period as they shall mutually agree), then (1) the Converting Holder and (2) the Class B Shareholders representing a majority of the Class B Shares then issued and outstanding, as the two designated parties to the dispute, shall enter into the Appraisal Procedure.  In the event that a notice of objection is so delivered, the conversion of such shares of Series A-9 Stock, Class B Shares and/or Class C Shares, as applicable, into Class P Shares shall occur upon the close of business on the Business Day immediately following the date on which the

Exhibit 3.1

matters in dispute are finally determined in accordance with this Section D.2(a)(vi).

(vii) The number of shares of the applicable Class A Series of a particular holder that will be converted into the number of Class P Shares being Transferred or transferred pursuant to an Investor Distribution, by such holder in accordance with this Section D.2(a), will be the number equal to the Class A Conversion Amount applicable to such holder.

(viii) If the Company determines in good faith that, notwithstanding the provisions of Section D.2(a)(iv) of this Article Fourth, a conversion by a Converting Holder pursuant to Section D.2(a)(ii)(A) of this Article Fourth results in the number of Class P Shares issued upon the conversion of shares of a Class A Series pursuant to a particular Conversion Notice (after giving effect to the concurrent conversions by other holders of shares of the same Class A Series) exceeding the Total Number of Conversion Shares remaining for such Class A Series after taking into account the number of Class P Shares into which the corresponding Class B Series is entitled to convert in accordance with Section D.2(b) of this Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(b)) and the number of Class P Shares into which the corresponding Class C Series is entitled to convert in accordance with Section D.2(d) of this Article Fourth (without taking into account the limitation set forth in the final sentence of such Section D.2(d)) (such excess number of Class P Shares being referred to herein as the “Excess Class P Shares”), then no later than one (1) Business Day following receipt of the Conversion Notice for the applicable conversion, the Company shall provide written notice of such determination to the Transfer Agent and the applicable Converting Holder, setting forth the Company’s calculation of the number of Excess Class P Shares (an “Excess Class P Share Notice”); provided, that delivery of such Excess Class P Share Notice shall not prohibit or delay the conversion of Class A Shares, or the issuance of the full number of Class P Shares, as set forth in the Conversion Notice that is the subject of such Excess Class P Share Notice.  The determination by the Company of the number of Excess Class P Shares, as set forth in the Excess Class P Share Notice, shall be final, binding and conclusive unless a notice of objection is delivered in accordance with the immediately following sentence.  The Converting Holder may object in writing to such determination prior to the close of business on the first (1st) Business Day following receipt of the Excess Class P Share Notice.  If the Converting Holder and the Company are unable to agree upon such determination within two (2) calendar days after delivery of such notice of objection (or such longer period as they shall mutually agree), then (1) the Converting Holder and (2) the Company, as the two designated parties to the dispute, shall enter into the Appraisal Procedure.  In the event that a notice of objection is so delivered, the number of Excess Class P Shares, if any,

Exhibit 3.1

shall be as are finally determined in accordance with this Section D.2(a)(viii).  Following any final determination as to the number of Excess Class P Shares, (A) the Converting Holder shall, as promptly as reasonably practicable and in no event later than the fifth (5th) Business Day following such final determination, Transfer to the Company the number of Class P Shares equal to such number of Excess Class P Shares, free and clear of any security interests, liens or similar encumbrances, (B) immediately upon receipt by the Company of such number of Class P Shares from the Converting Holder as replacement for the Excess Class P Shares in accordance with clause (A), the Total Number of Conversion Shares for the applicable Series shall be deemed to be increased by such number of Excess Class P Shares and (C) such number of Class P Shares shall be issued as additional shares pursuant to the conversion of the applicable shares of the Class B Series and/or Class C Series so that the Class P Shares issued upon such conversions pursuant to Section D.2(b) and Section D.2(d) of this Article Fourth shall not be reduced on account of the limitations set forth in the final sentence of such Section D.2(b) or the final sentence of such Section D.2(d), respectively.

(ix) Each Conversion Notice shall be accompanied by a certification of the applicable Converting Holder, in a form reasonably satisfactory to the Company and the Transfer Agent, that the Transfer or Investor Distribution, as applicable, being effected in connection with such Conversion Notice is being effected pursuant to a registered offering or in accordance with an exemption from the registration requirements of the Securities Act.

(x) Except as otherwise expressly provided in this Section D.2(a)(x), any Voluntary Conversion that occurs pursuant to this Section D.2(a) in connection with an All Cash Sale, Non-Cash Sale, Investor Distribution, All Cash Tender Offer or Non-Cash Tender Offer shall be deemed for all purposes under this Charter (including (A) the automatic conversion of any Class B Shares, Class C Shares or Series A-9 Stock resulting from such Voluntary Conversion, (B) determining the holders of record of Common Stock (including with respect to the class and number held), as of any applicable record date and (C) all other calculations under this Article Fourth (other than for purposes of measuring compliance with Section D.2(a)(iv) of this Article Fourth and the requirements set forth in clauses (2) and (3) of Section D.2(a)(ii)(A) of this Article Fourth)) to have been effected immediately prior to the closing or consummation of such All Cash Sale, Non-Cash Sale, Investor Distribution, All Cash Tender Offer or Non-Cash Tender Offer.  For the avoidance of doubt, (1) if any Class P Shares are converted into shares of an applicable Class A Series pursuant to Section D.2(a)(v) of this Article Fourth, for all purposes under this Charter the applicable shares of such Class A Series shall be treated as if the initial conversion of the applicable

Exhibit 3.1

shares of such Class A Series into the applicable Class P Shares had not occurred and (2) if any Class P Shares are issued in accordance with Section D.2(a)(iii) of this Article Fourth to a Converting Holder in conversion of Class A Shares on or prior to the record date of a Distribution, and the closing or consummation of the applicable All Cash Sale, Non-Cash Sale, Investor Distribution, All Cash Tender Offer or Non-Cash Tender Offer occurs subsequent to the record date of such Distribution (such Class P Shares, the “Subject Class P Shares,” such Class A Shares, the “Subject Class A Shares” and such Distribution, the “Subject Distribution”), then the following shall be deemed to have occurred by operation of this Section D.2(a)(x): (1) such Subject Class A Shares shall be outstanding as of the record date of such Subject Distribution and such Subject Class P Shares shall not be outstanding as of such record date, (2) such Converting Holder shall, for all purposes under this Article Fourth, be the record holder of such Subject Class A Shares as of the record date of such Subject Distribution and shall not be the record holder of any Subject Class P Shares as of such record date (as there will not be a record holder of such Subject Class P Shares because such Subject Class P Shares will not be outstanding as of such record date), and (3) the Company shall solely pay the Subject Distribution in respect of such Subject Class A Shares and shall not pay any portion of such Subject Distribution in respect of such Subject Class P Shares.  The Transfer Agent shall at all times be instructed by the Company to act in a manner consistent with this Section D.2(a) of Article Fourth, including Section D.2(a)(ii)(A), (B) and (C) and Section D.2(a)(iii) of this Article Fourth and this Section D.2(a)(x).

(xi) Notwithstanding the foregoing requirements of this Section D.2(a), Section D.1 and Section D.2(c) of this Article Fourth, as applicable, shall govern the conversion of any shares of Series A-9 Stock into Class P Shares and holders of shares of Series A-9 Stock shall not be permitted to exercise any voluntary conversions pursuant to this Section D.2(a).

(b) Automatic Conversion of Class B Shares Resulting from Conversion of Class A Shares.  If immediately following a Voluntary Conversion of shares of a Class A Series (other than Series A-9 Stock) and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares pursuant to Section D.2(a) of this Article Fourth or an automatic conversion of shares of Series A-9 Stock pursuant to Section D.2(c) of this Article

Fourth, the Series A Total Value for the Related Series exceeds 150% of the Aggregate Base Amount for the Related Series, then a number of shares of the corresponding Class B Series held by each holder that equals the Class B Conversion Amount shall automatically convert in accordance with Section D.2(a)(vi) of this Article Fourth into a number of Class P Shares determined as follows:

Exhibit 3.1

(i) If the Series A Total Value for the Related Series exceeds 150% of the Aggregate Base Amount for the Related Series, but the 200% Threshold for the Related Series has not been exceeded, in each case after giving effect to such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) and the automatic conversion of shares of the corresponding Class C Series pursuant to Section D.2(d) of this Article Fourth (and determined, for this purpose, by taking into account the automatic conversion of shares of such Class B Series pursuant to this Section D.2(b) resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s)), then each holder of shares of such Class B Series shall receive, upon conversion of such Class B Conversion Amount, a number of Class P Shares equal to the product of:

(A) such holder’s Class B Fraction, and

(B) the quotient obtained by dividing

(I) the amount, if any, by which (1) ((x ÷ 0.95) – x) exceeds (2) the Series B Total Value for such Class B Series, where “x” equals the amount, if any, by which the Series A Total Value for the Related Series exceeds the Aggregate Base Amount for the Related Series, in each case determined after giving effect to such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares and the automatic conversion of shares of such Class C Series pursuant to Section D.2(d), but before giving effect to the conversion of shares of such Class B Series pursuant to this Section D.2(b) resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s), by

(II) the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value of Class P Shares Transferred or transferred pursuant to an Investor Distribution in connection with such Voluntary Conversion, as set forth in the applicable Conversion Notice;

(ii) If Section D.2(b)(i) of this Article Fourth does not apply and the 200% Threshold for the Related Series has been exceeded but the 400% Threshold with respect to the Related Series has not been exceeded (and the Series A Total Value for the Related Series equals or exceeds 195% of the Aggregate Base Amount for the Related Series), in each case after giving effect to such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares and the automatic conversion of shares of the corresponding Class C Series pursuant

Exhibit 3.1

to Section D.2(d) (and determined, for this purpose, by taking into account the automatic conversion of shares of the corresponding Class B Series pursuant to this Section D.2(b) resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s)), then such holder of such Class B Series shall receive, upon conversion of such Class B Conversion Amount, a number of Class P Shares equal to the product of:

(A) such holder’s Class B Fraction, and

(B) the quotient obtained by dividing:

(I) an amount, if any, such that the Series B Total Value (determined, for this purpose, by taking into account the automatic conversion of shares of such Class B Series pursuant to this Section D.2(b) and the automatic conversion of shares of such Class C Series pursuant to Section D.2(d), in each case resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s)) equals the product of (i) the excess, if any, of the Total Value for the Related Series (determined, for this purpose, by taking into account the automatic conversion of shares of such Class B Series pursuant to this Section D.2(b) and the automatic conversion of shares of such Class C Series pursuant to Section D.2(d), in each case resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s)), over the Aggregate Base Amount for the Related Series and (ii) the 10%-20% Automatic Conversion Percentage, by

(II) the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value of Class P Shares Transferred or transferred pursuant to an Investor Distribution in connection with such Voluntary Conversion, as set forth in the applicable Conversion Notice; and

(iii) If Section D.2(b)(i) and Section D.2(b)(ii) of this Article Fourth do not apply and the 400% Threshold for the Related Series has been exceeded, after giving effect to such Voluntary Conversion and related Transfer(s) or Investor Distribution(s) and the automatic conversion of shares of the corresponding Class C Series pursuant to Section D.2(d) (and determined, for this purpose, by taking into account the automatic conversion of shares of the corresponding Class B Series pursuant to this Section D.2(b) resulting from such Voluntary Conversion and related Transfer(s) or Investor Distribution(s)), then such holder of shares of such Class B Series

Exhibit 3.1

shall receive, upon conversion of such Class B Conversion Amount, a number of Class P Shares equal to the product of:

(A) such holder’s Class B Fraction, and

(B) the quotient obtained by dividing:

(I) the amount, if any, by which (1) ((x ÷ 0.80) – x) exceeds (2) the Series B Total Value for the Related Series, where “x” equals the amount, if any, by which the Series A Total Value for the Related Series exceeds the Aggregate Base Amount for the Related Series, in each case determined after giving effect to such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares and the automatic conversion of shares of such Class C Series pursuant to Section D.2(d), but before giving effect to the automatic conversion of shares of such Class B Series pursuant to this Section D.2(b) resulting from such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s), by

(II) the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value of Class P Shares Transferred or transferred pursuant to an Investor Distribution in connection with such Voluntary Conversion, as set forth in the applicable Conversion Notice.

Notwithstanding the other provisions of this Section D.2(b), in no event shall shares of such Class B Series convert into a greater number of Class P Shares than the Total Number of Conversion Shares remaining for the Related Series as of the relevant time, which relevant time, for the avoidance of doubt, shall in all cases be measured following (i) the Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) and (ii) the automatic conversion of shares of corresponding Class C Series pursuant to Section D.2(d), in each case giving rise to the automatic conversion of shares of such Class B Series pursuant to this Section D.2(b).

(c) Automatic Conversion of Series A-9 Stock, Series B-9 Stock and Series C-9 Stock.

(i) If immediately following a Voluntary Conversion of shares of a Class A Series (other than Series A-9 Stock) and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares pursuant to Section D.2(a) of this Article Fourth, the Referential Conversion Percentage exceeds the Series A-9 Stock Conversion Percentage, then a

Exhibit 3.1

number of shares of Series A-9 Stock equal to the Class A Conversion Amount for the Series A-9 Stock shall automatically convert into Class P Shares in accordance with Section D.2(a)(vi) of this Article Fourth, without further action on the part of the holders thereof, (A) so that the Series A-9 Stock Conversion Percentage (determined for this purpose after giving effect to such automatic conversion of Series A-9 Stock) equals the Referential Conversion Percentage or (B) if the conversion of the Series A-9 Stock at such time in the entirety would nonetheless result in the Series A-9 Stock Conversion Percentage (determined for this purpose after giving effect to such conversion of Series A-9 Stock at such time in its entirety) being less than the Referential Conversion Percentage, until the Series A-9 Stock is converted in the entirety.

(ii) If immediately following a Voluntary Conversion of shares of a Class A Series (other than Series A-9 Stock) and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares pursuant to Section D.2(a) of this Article Fourth, shares of Series A-9 Stock automatically convert pursuant to Section D.2(c) of this Article Fourth, then a number of shares of Series B-9 Stock equal to the Class B Conversion Amount for the Series B-9 Stock shall automatically convert into Class P Shares in accordance with Section D.2(b) of this Article Fourth, without further action on the part of the holders thereof.

(iii) If immediately following a Voluntary Conversion of shares of a Class A Series (other than Series A-9 Stock) and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares pursuant to Section D.2(a) of this Article Fourth, shares of Series A-9 Stock automatically convert pursuant to Section D.2(c) of this Article Fourth, then a number of shares of Series C-9 Stock equal to the Class C Conversion Amount for the Series C-9 Stock shall automatically convert into Class P Shares in accordance with Section D.2(d) of this Article Fourth, without further action on the part of the holders thereof.

(iv) Notwithstanding any other provision of this Section D.2(c) of this Article Fourth, in no event shall shares of Series A-9 Stock, in the aggregate, convert into a Total Number of Conversion Shares of the Related Series greater than the maximum number of Class P Shares that may be received upon such conversion after taking into account the amount of the Total Number of Conversion Shares of the Related Series to which the holders of shares of Series B-9 Stock are then entitled pursuant to Section D.2(c)(ii) of this Article Fourth as a result of the automatic conversion of Series A-9 Stock pursuant to this Section D.2(c)(i) and the amount of the Total Number of Conversion Shares of the Related Series to which the holders of shares of Series C-9 Stock are then entitled pursuant to Section D.2(c)(iii) of this Article

Exhibit 3.1

Fourth as a result of the automatic conversion of Series A-9 Stock pursuant to this Section D.2(c)(i).

(d) Automatic Conversion of Class C Shares.

(i) If immediately following a Voluntary Conversion of shares of a Class A Series and the closing or consummation of the related Transfer(s) or Investor Distribution(s) of Class P Shares, the 100% Threshold for the Related Series has been exceeded, after giving effect to such Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s), then a number of shares of the corresponding Class C Series held by each holder that equals the Class C Conversion Amount shall convert in accordance with Section D.2(a)(vi) of this Article Fourth, without further action on the part of the holders thereof, into a number of Class P Shares equal to the product of:

(A) such holder’s Class C Fraction; and

(B) the amount equal to ((x ÷ y) – x), where (A) “x” equals the number of Class P Shares received by the holder of shares of such Class A Series in such Voluntary Conversion; provided, that if the 100% Threshold for the Related Series would not have been exceeded but for such Voluntary Conversion, “x” shall equal a number of Class P Shares equal to the quotient obtained by dividing (1) the amount by which Series A Total Value (excluding clause (e) of the definition of Series A Total Value) for the Related Series exceeds 100% of the Base Amount for the Related Series by (2) the weighted average per share Net Sale Proceeds or the Investor Distribution Per Share Value of Class P Shares Transferred or transferred pursuant to an Investor Distribution in connection with such Voluntary Conversion, as set forth in the applicable Conversion Notice, and (B) “y” equals the Class A Percentage for such Class A Series.

(ii) Notwithstanding the other provisions of this Section D.2(d), in no event shall shares of such Class C Series convert into a greater number of Class P Shares than the Total Number of Conversion Shares remaining for the Related Series as of the relevant time, which relevant time, for the avoidance of doubt, shall in all cases be measured following the Voluntary Conversion and the closing or consummation of the related Transfer(s) or Investor Distribution(s) giving rise to the automatic conversion of shares of such Class C Series pursuant to this Section D.2(d).

3. Acceleration of Conversion of Class B Common Stock and Class C Common Stock

Exhibit 3.1

(a) If a holder of Class B Shares or Class C Shares (in such holder’s capacity as such) has incurred a Related Tax Liability pursuant to a Tax Event (or will incur a Related Tax Liability pursuant to a Tax Event, which Related Tax Liability is expected to be payable in cash within seventy five (75) days after delivery of the Accelerated Conversion Notice) (such holder, the “Affected Class B/C Holder”), and the sum of the amount of such Related Tax Liability and the aggregate amount of all Related Tax Liabilities that have been  previously incurred by such Affected Class B/C Holder exceeds the aggregate amount of all Series B Total Value and Series C Total Value received in respect of all of the Class B Shares and Class C Shares then or theretofore owned by such Affected Class B/C Holder (such excess amount, the “Excess Amount” and, together with the Aggregate Gross-Up Amount, the “Grossed-Up Excess Amount”), then, subject to Section 7.16(b) of the Shareholders Agreement, such Affected Class B/C Holder shall be entitled to deliver to the Company and the holders of Class A Shares, Class B Shares and Class C Shares a notice of acceleration of conversion of its Class B Shares and/or Class C Shares (an “Accelerated Conversion Notice”) that (i) certifies that such Tax Event has occurred within fifteen (15) Business Days prior to the delivery of such Accelerated Conversion Notice or is expected to occur within seventy five (75) days after delivery of such Accelerated Conversion Notice, (ii) sets forth the amount of such Related Tax Liability, such Excess Amount, the Aggregate Gross-Up Amount, the Grossed-Up Excess Amount and the calculation of such amounts in reasonable detail (which amounts and calculations, to the extent based on estimates of the tax or interest amounts comprising the Related Tax Liability, shall be updated for all purposes of this Section D.3 to reflect the actual amounts as such information becomes available), (iii) certifies that such Affected Class B/C Holder intends to convert its Class B Shares and/or Class C Shares (as determined by such Affected Class B/C Holder, subject to Section D.3(b)(iii) of this Article Fourth) in the manner and to the extent described in paragraph (b) of this Section D.3 and to sell a number of Class P Shares equal to the number of Class P Shares, if any, received pursuant to this Section D.3 of this Article Fourth, and (iv) sets forth such Affected Class B/C Holder’s irrevocable agreement to sell a number of Class P Shares equal to the number of Class P Shares, if any, received pursuant to this Section D.3 of this Article Fourth as described above.  An Affected Class B/C Holder that delivers an Accelerated Conversion Notice shall deliver to the Company any information within its possession or reasonably available that is relevant to the determinations required to be made by the Company under Section D.3(b)(i)(B) of this Article Fourth.  Solely for purposes of calculating the Excess Amount under this Section D.3(a) and the Series Applicable Amounts under Section D.3(b)(i)(B) in connection with a Tax Event, the aggregate amount of all Series B Total Value and Series C Total Value of a Series received by the applicable Affected Class B/C Holder shall be (1) increased by (i) the Remaining Amount, if any, in respect of such Series, relating to any prior Acceleration Conversion Notice delivered by such Affected Class B/C Holder and (ii) the Remaining Loan Amount, if any, in respect of such Series, relating to any Cash Loan previously made to such Affected Class B/C Holder pursuant to Section 7.16(h) of the Shareholders Agreement, and (2) decreased by an amount, if any, equal to the

Exhibit 3.1

product of the Assumed Tax Rate and the aggregate amount of Distributions, to the extent taxable, received by such Affected Class B/C Holder in respect of such holder’s Class B Shares and/or Class C Shares of such Series.  For purposes of determining the rights under this Section D.3 of an Affected Class B/C Holder that is a Permitted Transferee or that has transferred Class B Shares or Class C Shares to a Permitted Transferee, the rights of such Affected Class B/C Holder shall not exceed the rights that such holder would have, determined as if (i) such holder, any prior holders of the Class B Shares and/or Class C Shares held by such holder, and all Permitted Transferees of such holder and prior holders were treated as one holder of Class B Shares or Class C Shares, and (ii) such collective holder had incurred a Related Tax Liability with respect to all Class B Shares and/or Class C Shares then or theretofore deemed held by such collective holder, in the same manner as the Related Tax Liability actually was or is expected to be incurred by such Affected Class B/C Holder, as set forth in the Final Accelerated Conversion Calculation Notice.

(b) If an Affected Class B/C Holder delivers an Accelerated Conversion Notice, then:

(i) Within two (2) Business Days following the delivery of such Accelerated Conversion Notice, the Company shall deliver to the holders of shares of each Class A Series, Class B Series and Class C Series a notice (an “Accelerated Conversion Calculation Notice”) that:

(A) confirms that the Series B Total Value and/or Series C Total Value set forth in such Affected Class B/C Holder’s Accelerated Conversion Notice is accurate or sets forth the amounts of Series B Total Value and/or Series C Total Value that the Company determines has been received by such Affected Class B/C Holder (for this purpose, taking into account the adjustments set forth in the penultimate sentence of Section D.3(a)),

(B) sets forth, for each Series and to the best of the knowledge of the Company, based on the information concerning such Affected Class B/C Holder’s Related Tax Liability supplied by such Affected Class B/C Holder or otherwise reasonably available to the Company, (1) the sum of the amount of such Related Tax Liability and the aggregate amount of all Related Tax Liabilities that have been previously incurred by such Affected Class B/C Holder in respect of Class B Shares and/or Class C Shares of such Series (each, a “Series Related Amount”), (2) the aggregate amount of all Series B Total Value and Series C Total Value received in respect of all of the Class B Shares and Class C Shares of such Series then or theretofore owned by such Affected Class B/C Holder (for this purpose, taking into account the adjustments set forth in the penultimate sentence of Section D.3(a)) (each, a “Series Total Value Amount”)), (3) the

Exhibit 3.1

amount, if any, by which the Series Related Amount exceeds the Series Total Value Amount (the “Series Applicable Amount”), and (4) the Series Gross-Up Amount, and

(C) sets forth, with respect to each Series, the quotient obtained by dividing (1) the sum of (x) the Series Applicable Amount and (y) the Series Gross-Up Amount for such Series by (2) the Accelerated Conversion Date Per Share Value, which quotient shall, subject to Section D.3(b)(iii) of this Article Fourth, represent the maximum number of Class P Shares, if any, to be issued upon conversion of shares of the corresponding Class B Series and/or corresponding Class C Series to the Affected Class B/C Holder pursuant to such Accelerated Conversion Notice.

(ii)  Within three (3) Business Days following the delivery of such Accelerated Conversion Calculation Notice (the “Review Period”), the Class A Representative shall notify the Company and such Affected Class B/C Holder in writing if it disagrees with such Accelerated Conversion Calculation Notice or any calculation or component thereof (the “Notice of Disagreement”).  The Notice of Disagreement shall set forth in reasonable detail the basis for such disagreement.  If no Notice of Disagreement is so delivered prior to the expiration of the Review Period, then the Accelerated Conversion Calculation Notice shall be deemed to have been accepted by the holders of Class A Common Stock and shall be binding and conclusive.  During the five (5) days immediately following the delivery of the Notice of Disagreement (the “Consultation Period”), the Affected Class B/C Holder and the Class A Representative shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement.  If, at the end of the Consultation Period, the Affected Class B/C Holder and the Class A Representative have been unable to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement, the Affected Class B/C Holder and the Class A Representative shall submit all matters that remain in dispute with respect to the Notice of Disagreement (along with a copy of the Accelerated Conversion Calculation Notice marked to indicate those line items that are not in dispute) to the Independent Accountant.  The Independent Accountant, acting as an expert and not as an arbitrator, shall be jointly instructed by the Company, the Affected Class B/C Holder and the Class A Representative to, within five (5) days after such Independent Accountant’s selection, make a final determination with respect to each matter that remains in dispute with respect to the Notice of Disagreement, which determination shall be binding and conclusive.  The Accelerated Conversion Calculation Notice that is binding and conclusive, as determined either by the failure to deliver a Notice of Disagreement to the Company and the Affected Class B/C Holder prior to the expiration of the Review Period,

Exhibit 3.1

through the agreement of the Affected Class B/C Holder and the Class A Representative or by the Independent Accountant pursuant to this Section D.3(b)(ii), is referred to as the “Final Accelerated Conversion Calculation Notice.”  The costs of conducting the dispute resolution contemplated by this Section D.3(b)(ii), including the fees of the Independent Accountant, shall be borne by the Company.

(iii) For each Series, solely in the event that the Class A Shareholders of such Series do not make a Cash Loan Election pursuant to Section 7.16(h) of the Shareholders Agreement, subject to Section 7.16(b) of the Shareholders Agreement, within five (5) Business Days following the date on which the Final Accelerated Conversion Calculation Notice becomes binding and conclusive, a number of shares of the corresponding Class B Series held by such Affected Class B/C Holder that is equal to the Class B Conversion Amount for such Class B Series and/or a number of shares of the corresponding Class C Series held by such Affected Class B/C Holder that is equal to the Class C Conversion Amount for such Class C Series shall convert, without further action by such holder (the date of such conversion, the “Accelerated Conversion Date”), into the lesser of:

(A) the number of Class P Shares determined for such Class B Series and/or Class C Series under Section D.3(b)(i)(C) of this Article Fourth as set forth in the Final Accelerated Conversion Calculation Notice, and

(B) the number of Class P Shares that such Affected Class B/C Holder would receive in conversion of its shares of such Class B Series and/or such Class C Series pursuant to Section D.1 of this Article Fourth (for the avoidance of doubt, taking into account Section D.3(d) of this Article Fourth with respect to any prior accelerated conversion under this Section D.3) were (x) the Final Mandatory Conversion Date deemed to occur on the date immediately preceding the Accelerated Conversion Date and (y) the Mandatory Conversion Date Per Share Value deemed to be equal to the VWAP of one share of Class P Common Stock during the ten (10) trading days ending on the close of business on the trading day immediately preceding the Accelerated Conversion Date.

For purposes of this Section D.3(b)(iii), the Class B Conversion Amount for a Class B Series, and the Class C Conversion Amount for a Class C Series, as the case may be, shall be calculated as though (x) all holders of shares of such Class B Series or Class C Series were converting shares of such Class B Series or Class C Series and (y) the number of Class P Shares to be issued to such Affected Class B/C Holder pursuant to the conversion of his, her or its shares of such Class B Series or Class C Series represented such Affected Class B/C Holder’s pro rata portion of the Class

Exhibit 3.1

P Shares to be issued to all such holders of shares of such Class B Series or Class C Series.

In the event that such Affected Class B/C Holder holds both Class B Shares and Class C Shares of such Series, the portion of the Class P Shares issuable pursuant to this Section D.3(b)(iii) that are attributed to the conversion of such Class B Shares and the portion of Class P Shares issuable pursuant to this Section D.3(b)(iii) that are attributed to the conversion of such Class C Shares may be determined by such Affected Class B/C Holder as set forth in the applicable Accelerated Conversion Notice; provided, that in no event shall such determination result in the number of Class P Shares attributed to the conversion of such Class B Shares or Class C Shares, as applicable, being greater than the number of Class P Shares attributable to such Class B Shares or Class C Shares, respectively, in the calculation described in paragraph (B) immediately above.

(c) For each Series, solely in the event that the Class A Shareholders of such Series do not make a Cash Loan Election pursuant to Section 7.16(h) of the Shareholders Agreement, subject to Section 7.16(b) of the Shareholders Agreement, within five (5) Business Days following the date on which the Final Accelerated Conversion Calculation Notice becomes binding and conclusive, the Company shall cause such Affected Class B/C Holder to receive the number of Class P Shares to which such holder is entitled in conversion of its shares of the corresponding Class B Series and/or corresponding Class C Series pursuant to Section D.3(b)(iii) of this Article Fourth.

(d) For each Series, for purposes of determining the rights of the holders of Class A Shares, Class B Shares and Class C Shares of such Series under this Article Fourth in respect of any Distribution, Voluntary Conversion or Mandatory Conversion Date related to such Series occurring after the date an Affected Class B/C Holder delivers such Accelerated Conversion Notice:

(i) the accelerated conversion of such Affected Class B/C Holder’s Class B Shares and/or Class C Shares under this Section D.3 pursuant to such Accelerated Conversion Notice shall be treated as if it had not occurred in calculating Series B Total Value, Series C Total Value, Mandatory Conversion Date Value and the number of Class B Shares and/or Class C Shares of such Series held by each holder of Class B Shares and/or Class C Shares of such Series, but shall subsequently be treated as occurring (and, for the avoidance of doubt, shall be included in such calculations) to the extent that reductions are made pursuant to Section D.3(d)(ii) of this Article Fourth;

(ii) the amount of any Distributions that otherwise subsequently would be made to such Affected Class B/C Holder (or his or her heirs, executors, administrators, testamentary Transferees, legatees or beneficiaries, or Permitted Transferees (with respect to Class B Shares and/or Class C Shares of such Series subsequently Transferred, directly or

Exhibit 3.1

indirectly, to such Permitted Transferees)) with respect to such holder’s shares of a Class B Series and/or Class C Series (as applicable), and the number of Class P Shares that otherwise subsequently would be issued to such Affected Class B/C Holder (or his or her heirs, executors, administrators, testamentary Transferees, legatees or beneficiaries, or Permitted Transferees (with respect to Class B Shares and/or Class C Shares of such Series subsequently Transferred, directly or indirectly, to such Permitted Transferees)) upon conversion of such holder’s shares of such Class B Series and/or Class C Series (as applicable) pursuant to Section D.1 or D.2 of this Article Fourth, shall be reduced (including, if applicable, to zero), without duplication, until the aggregate of the amount of such Distributions and the value of such Class P Shares (determined pursuant to, and as of the date otherwise issuable under, Section D.1, D.2(b), D.2(c) or D.2(d) of this Article Fourth, as applicable) that, but for this clause (ii), would have been paid or issued to such Affected Class B/C Holder (collectively, the “Credited Amount”) is equal to the product of (x) the aggregate number of Class P Shares received by such Affected Class B/C Holder upon conversion of shares of such Class B Series and/or Class C Series (as applicable) under this Section D.3 pursuant to any Accelerated Conversion Notice(s) delivered by such Affected Class B/C Holder and (y) the weighted average of the applicable Accelerated Conversion Date Per Share Value(s) associated with the issuance(s) of such Class P Shares (the “Acceleration Amount,” and the amount, if any, by which the Acceleration Amount exceeds the Credited Amount, as calculated from time to time, the “Remaining Amount”); and

(iii) For each Series, the amount of any Distributions that otherwise would have been made to such Affected Class B/C Holder with respect to such holder’s shares of such Class B Series and/or Class C Series (as applicable) but for clause (ii) immediately above shall be made to the holders of Class A Shares of the corresponding Class A Series.  Any such Distribution shall be distributed ratably among the holders of Class A Shares of such Class A Series as of the record date for such Distribution, on a per share basis.

With respect to each Series for which there has been an accelerated conversion pursuant to this Section D.3, immediately following such time that there is no Remaining Amount that exceeds zero, the Class B Shares and/or Class C Shares of such Series (as applicable) shall automatically recapitalize in a manner that causes the relative percentage of Class B Shares and/or Class C Shares (as applicable) of such Series held by each holder of Class B Shares and/or Class C Shares (as applicable) of such Series to be as if such accelerated conversion had not occurred.

(e) If the Excess Amount is a positive amount with respect to a Series, the “Series Gross-Up Amount” for such Series shall equal the quotient obtained by dividing (i) the product of (I) the sum of (x) the excess, if any, of (1) the Applicable

Exhibit 3.1

Value, in the aggregate, of the Class P Shares received upon conversion of Class B Shares and Class C Shares of such Series and owned by such Affected Class B/C Holder as of the date such holder delivers an Accelerated Conversion Notice, over (2) such holder’s tax basis (as determined for U.S. federal income tax purposes) in such Class P Shares and (y) the excess, if any, of (1) the product of (A) the number of Class P Shares that such Affected Class B/C Holder would otherwise receive pursuant to Section D.3(c) of this Article Fourth in respect of Class B Shares and Class C Shares of such Series, determined without regard to the application of this Section D.3(e) and assuming for this purpose that the Class A Shareholders of such Series did not make a Cash Loan Election pursuant to Section 7.16(h) of the Shareholders Agreement, and (B) the Accelerated Conversion Date Per Share Value, over (2) the tax basis (as determined for U.S. federal income tax purposes) that such Affected Class B/C Holder would have in such Class P Shares and (II) the Assumed Tax Rate for such Affected Class B/C Holder by (ii) an amount, expressed as a percentage, equal to one hundred percent (100%) minus the Assumed Tax Rate for such Affected Class B/C Holder.  The “Aggregate Gross-Up Amount” shall equal the aggregate amount of the Series Gross-Up Amount for all Series.

(f) For purposes of this Section D.3:

(i) “Accelerated Conversion Date Per Share Value” shall mean, with respect to an accelerated conversion pursuant to this

Section D.3, the VWAP of one Class P Share during the ten (10) trading days ending on the close of business on the trading day immediately preceding the delivery of the applicable Accelerated Conversion Notice.

(ii) “Applicable Value” shall mean, with respect to the Class P Shares, if any, received by the applicable Affected Class B/C Holder pursuant to Section D.2(b), D.2(c) or D.2(d) of this Article Fourth, the product of such number of shares and the applicable per share value described in Section D.2(b) of this Article Fourth.

(iii) “Assumed Tax Rate” shall mean, (x) if the Affected Class B/C Holder is an individual resident of Texas, an entity treated as a disregarded entity or a grantor trust for U.S. federal income tax purposes each of the owners of which is an individual resident of Texas, or any other entity that is a direct or indirect Permitted Transferee of an individual resident of Texas that is or was a holder of Class B Shares and/or Class C Shares (but solely with respect to Class B Shares and/or Class C Shares transferred, directly or indirectly, by such holder to such Permitted Transferee), the highest combined marginal effective U.S. federal, state and local Income Tax rate (exclusive of interest, penalties or additions to tax) prescribed for an individual resident of Houston, Texas applicable to the character of the income realized by such holder, and (y) if the Affected Class B/C Holder is an individual resident of a jurisdiction other than Texas, an entity treated as

Exhibit 3.1

a disregarded entity or a grantor trust for U.S. federal income tax purposes each of the owners of which is an individual resident of a jurisdiction other than Texas, or any other entity that is a direct or indirect Permitted Transferee of an individual resident of a jurisdiction other than Texas that is or was a holder of Class B Shares and/or Class C Shares (but solely with respect to Class B Shares and/or Class C Shares transferred, directly or indirectly, by such holder to such Permitted Transferee), the highest combined marginal effective U.S. federal, state and local Income Tax rate (exclusive of interest, penalties or additions to tax) prescribed for an individual resident of New York, New York applicable to the character of the income realized by such holder, in each case taking into account the deductibility of state and local Income Taxes as applicable at the time for U.S. federal income tax purposes to the extent such state and local Income Taxes are actually deductible by such Affected Class B/C Holder.  References in this definition to Class B Shares or Class C Shares shall include the limited liability company units in exchange for which such shares were issued.

(iv) “Class A Representative” shall mean GS Capital Partners V Fund, L.P., or such other Person as is designated in writing from time to time by the holders of a majority of the voting power of the Class A Common Stock then held by the Investor Shareholders.

(v) “Income Tax” shall mean any Tax imposed on or measuredby net income, which shall include, for the avoidance of doubt, any Tax imposed by Section 1411 of the Code (or any successor provision).

(vi) “Incorporation” shall mean the conversion of Kinder Morgan Holdco LLC from a Delaware limited liability company to Kinder Morgan, Inc., a Delaware corporation, pursuant to Section 265 of the DGCL and Section 18-216 of the Delaware Limited Liability Company Act.

(vii) “Independent Accountant” shall mean (x) Grant Thornton LLP or, if such firm is unable or unwilling to act, such other independent certified public accounting firm mutually acceptable to a majority of the voting power of all issued and outstanding Class B Shares, a majority of the voting power of all issued and outstanding Class C Shares and the Class A Representative or (y) if such Persons are unable to agree upon such firm within three (3) days after the end of the Consultation Period, then, within an additional three (3) days, a majority of the voting power of all issued and outstanding Class B Shares and a majority of the voting power of all issued and outstanding Class C Shares, on the one hand, and the Class A Representative, on the other, shall each select one such independent certified public accounting firm and those two independent certified public accounting firms shall, within three (3) days after such independent certified public accounting firms have been

Exhibit 3.1

selected, select a third such independent certified public accounting firm, in which event “Independent Accountant” shall mean such third firm.

(viii) “Related Tax Liability” shall mean any liability of a holder of Class B Shares or Class C Shares for Income Tax due in cash or paid in cash (or that reduces a refund of Income Taxes otherwise receivable in cash) with respect to such holder’s Class B Shares or Class C Shares by reason of the occurrence of one or more transactions or events that are deemed, for applicable Income Tax purposes, to have the result of the receipt of property by some shareholders and an increase in the proportionate interests of such holder of Class B Shares or Class C Shares, as applicable, in the assets or earnings and profits of the Company; provided that, for the avoidance of doubt, Related Tax Liability shall not include Income Tax, if any, incurred (I) by reason of the Incorporation, (II) in respect of the sale, transfer or other disposition of shares of Common Stock (other than a disposition by virtue of the conversion of Class B Shares or Class C Shares into Class P Shares where the provision immediately preceding this proviso is otherwise applicable), (III) in respect of the actual payment of Distributions in cash or property by the Company to such holders of Class B Shares or Class C Shares with respect to such holder’s Class B Shares or Class C Shares or (IV) by reason of any transactions pursuant to the last sentence of Section D.3(d), including any recapitalizations, contributions to capital or other actions for the purpose of implementing the last sentence of Section D.3(d); provided, further that such Income Tax shall be determined on a “with and without” basis, and taking into account (i) the deductibility of state and local Income Taxes as applicable at the time for U.S. federal income tax purposes to the extent such state and local Income Taxes are actually deductible by the taxpayer and (ii) the deductibility of U.S. federal Income Taxes as applicable at the time for state and local Income Tax purposes to the extent such U.S. federal Income Taxes are actually deductible by the taxpayer.

(ix) “Tax” shall mean any federal, state, local or foreign tax, and any interest, penalty or addition to tax incurred thereon or in connection therewith.

(x) “Tax Event” shall mean any of (w) a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, (x) a settlement with a taxing authority with respect to which the taxpayer has no right to appeal, (y) a payment of Tax where the taxpayer retains the right to sue for a refund of such Tax, and (z) a payment of Tax pursuant to an originally filed or amended Income Tax return; provided that, in the case of clause (x), (y) or (z), Section 7.16(a) of the Shareholders Agreement has not been breached by the taxpayer.

Exhibit 3.1

(xi) All other capitalized terms that are used in this Section D.3 but not defined in this Article Fourth shall have the meaning assigned to such terms in the Shareholders Agreement.

4. No fractional Class P Shares will be issued as a result of any conversion of Class A Shares, Class B Shares or Class C Shares.  In lieu of any fractional share otherwise issuable in respect of any conversion pursuant to this Article Fourth, the Company shall pay an amount in cash equal to the same fraction of the closing price of the Class P Shares determined as of the trading day immediately preceding the effective date of such conversion.

5. Any Class A Shares, Class B Shares or Class C Shares that are converted or otherwise acquired by the Company shall cease to be outstanding and shall not be reissued, and the board of directors shall take all necessary action such that all such shares shall be retired and eliminated from the shares which the Company shall be authorized to issue other than (i) Class B Shares acquired by the Company and transferred to the Class B Trust (as defined in the Shareholders Agreement) pursuant to Section 3.8(b)(iv) of the Shareholders Agreement and (ii) Class A Shares converted into Class P Shares that are automatically converted back into Class A Shares pursuant to Section D.2(a)(v) of this Article Fourth.

E. Voting

1. Class P Common Stock

Except as otherwise required by applicable law or as otherwise set forth herein, each Class P Shareholder shall be entitled to one (1) vote for each Class P Share standing in its name on the books of the Company and shall vote together (a) with the Class A Shareholders, Class B Shareholders and Class C Shareholders as a single class with respect to the election of directors and (b) with the Class A Shareholders as a single class on all other matters to be voted on by the Company’s stockholders.

2. Class A Common Stock

Except as otherwise required by applicable law or as otherwise set forth herein, each Class A Shareholder shall be entitled to a number of votes per Class A Share standing in its name on the books of the Company equal to the quotient obtained by dividing (a) the Total Number of Conversion Shares with respect to the applicable Series (as of the time of determination) by (b) the total number of shares of such Class A Series issued and outstanding (as of the time of determination) and shall vote together (x) with the Class P Shareholders, Class B Shareholders and Class C Shareholders as a single class with respect to the election of directors and (y) with the Class P Shareholders as a single class on all other matters to be voted on by the Company’s stockholders.

3. Class B Common Stock

Except as otherwise required by applicable law or as otherwise set forth herein, Class B Shareholders are not entitled to any voting rights and their approval shall not be required for the taking of any corporate action; provided that with respect to the election of directors only, each

Exhibit 3.1

Class B Shareholder shall be entitled to one-tenth of one vote (1/10) for each Class B Share standing in its name on the books of the Company and shall vote together with the Class P Shareholders, Class A Shareholders and Class C Shareholders as a single class.

4. Class C Common Stock

Except as otherwise required by applicable law or as otherwise set forth herein, Class C Shareholders are not entitled to any voting rights and their approval shall not be required for the taking of any corporate action; provided that with respect to the election of directors only, each Class C Shareholder shall be entitled to one-tenth of one vote (1/10) for each Class C Share standing in its name on the books of the Company and shall vote together with the Class P Shareholders, Class A Shareholders and Class B Shareholders as a single class.

5. Class Voting Rights as to Amendments

In addition to any rights that the holders of Common Stock may have pursuant to applicable law, the bylaws of this Company or as otherwise set forth herein, (i) any amendment or change (including through the adoption of any inconsistent provision(s)) to Article Fourth or Article Eleventh of this Certificate of Incorporation shall require the affirmative vote of the following: (A) the holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-1 Stock and Series A-2 Stock, voting together as a class, (B) the holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-3 Stock, voting as a class, (C) the holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-4 Stock, voting as a class, (D) the holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-5 Stock, voting as a class, and (E) the holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-6 Stock, voting as a class; (ii) any amendment or change (including through the adoption of any inconsistent provision(s)) to any provisions of this Certificate of Incorporation other than Article Fourth or Article Eleventh shall require the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all issued and outstanding Class A Shares, if any; (iii) any amendment or change (including through the adoption of any inconsistent provision(s)) to any provision of this Certificate of Incorporation that amends, alters, repeals, impairs or modifies the rights of a particular class of Common Stock shall require the affirmative vote of holders of at least a majority of the voting power of all issued and outstanding shares of such class of Common Stock, if any; and (iv) any amendment or change (including through the adoption of any inconsistent provision(s)) to any provision of this Certificate of Incorporation that modifies the rights of a particular series of a class of Common Stock in a manner adversely and differently from other series of the same class of Common Stock shall require the affirmative vote of holders of at least a majority of the voting power of all issued and outstanding shares of such series of Common Stock, if any.

6. No Actions Without Meeting

Any vote or similar action required or permitted to be taken by the holders of Class P Shares of the Company must be effected at a duly called annual or special meeting of holders of shares of Common Stock of the Company entitled to vote or take similar action with respect to a particular corporate action, including the election of directors, and may not be effected by any

Exhibit 3.1

consent in writing by such holders of shares of Common Stock.  The holders of Class A Shares, Class B Shares and Class C Shares may, in addition to taking action at a meeting, effect any action required or permitted to be taken by the holders of Class A Shares, Class B Shares or Class C Shares, or any one or more of such classes, as applicable, by consent in writing by the holders of such Class A Shares, Class B Shares or Class C Shares, as applicable.

F. Anti-Dilution

1. Certain Adjustments

With respect to each Series, for so long as any Class A Shares, Class B Shares or Class C Shares of such Series remain outstanding, the Total Number of Conversion Shares shall be subject to adjustment from time to time as follows:

(a) Stock Splits, Subdivisions, Combinations or Share Dividends.  If the Company shall (i) split or subdivide the outstanding Class P Shares into a greater number of Class P Shares, (ii) reverse-split or combine the outstanding Class P Shares into a smaller number of Class P Shares, or (iii) dividend or distribute additional Class P Shares to existing Class P Shareholders, the Total Number of Conversion Shares in respect of each Series in effect as of the effective date of such split, subdivision, reverse-split, combination or share dividend shall be adjusted to the number obtained by multiplying the Total Number of Conversion Shares in respect of such Series in effect immediately prior to such effective date of such split, subdivision, reverse-split, combination or share dividend giving rise to this adjustment by a fraction (x) the numerator of which shall be the number of Class P Shares outstanding immediately after, and solely as a result of, such split, subdivision, reverse-split, combination or share dividend and (y) the denominator of which shall be the number of Class P Shares outstanding at the time of the effective date of such split, subdivision, reverse-split, combination or share dividend, prior to giving effect to such event.  No dividends or distributions on Class A Shares, Class B Shares or Class C Shares shall be payable in Class P Shares.

(b) Reclassifications.  In the event of any reclassification of Class P Shares (other than a Change of Control), the right of the holders of shares of any Series to receive (in the aggregate) Class P Shares equal to the Total Number of Conversion Shares in respect of such Series upon conversion of Class A Shares, Class B Shares and Class C Shares of such Series shall be appropriately adjusted to fully reflect the number of shares of stock or other securities or property (including cash) which the Total Number of Conversion Shares in respect of such Series (as of the time of such reclassification) would have been entitled to receive upon consummation of such reclassification had the Total Number of Conversion Shares been issued and outstanding as of the time thereof.

(c) Other Events.  If any event occurs as to which the provisions of Sections F.1(a) or F.1(b) of this Article Fourth are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of directors, fairly

Exhibit 3.1

and adequately protect the conversion rights of the Class A Shares, Class B Shares and Class C Shares in accordance with the essential intent and principles of such provisions, then the board of directors shall make such adjustments in the Total Number of Conversion Shares for each Series, as applicable, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the board of directors, to protect such conversion rights as aforesaid.

(d) Miscellaneous.  Any adjustments pursuant to the provisions of this Section F.1 of this Article Fourth shall be made successively whenever an event referred to herein shall occur.  In the event that the Company shall propose to take any action of the type described in the provisions of this Section F.1 of this Article Fourth, the Company shall give notice to all holders of shares of each applicable Series, which notice shall specify the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Total Number of Conversion Shares in respect of each applicable Series.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) calendar days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) calendar days prior to the taking of such proposed action.  In addition, promptly following the time as of which the Total Number of Conversion Shares is adjusted as provided in this Section F.1 of this Article Fourth, the Company shall provide written notice thereof to the Transfer Agent and all holders of shares of each applicable Series, which notice shall show in reasonable detail the facts requiring such adjustment and the Total Number of Conversion Shares in respect of each applicable Series after such adjustment.  All calculations of numbers of shares under the provisions of this Section F.1 of this Article Fourth shall be made to the nearest one-hundredth (1/100th) of a share.

(e) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to the foregoing provisions of this Section F.1 of this Article Fourth, the Company shall take any action which may be necessary, including obtaining regulatory, national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares or other securities or property (including cash) that the Class A Shareholders, Class B Shareholders and Class C Shareholders are entitled to receive upon conversion of Class A Shares, Class B Shares and Class C Shares.

2. Certain Other Actions

The Company shall not (except in accordance with, and to the extent permitted by, Section 3.8(g) of the Shareholders Agreement) without first obtaining the prior written approval of the following: (A) holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-1 Stock and Series A-2 Stock, voting together as a class, (B) holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-3

Exhibit 3.1

Stock, voting as a class, (C) holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-4 Stock, voting as a class, (D) holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-5 Stock, voting as a class, and (E) holders of at least a majority of the voting power of all issued and outstanding shares, if any, of Series A-6 Stock, voting as a class, to authorize, cause or effect (i) any increase in the authorized number of Class A Shares, Class B Shares or Class C Shares, (ii) any issuance, reissuance or reallocation, of any additional Class A Shares, Class B Shares or Class C Shares, including without limitation as dividends on existing Class A Shares, Class B Shares or Class C Shares, or of any warrants, options or other rights to acquire Class A Shares, Class B Shares or Class C Shares, (iii) any split, subdivision, reverse-split or combination of existing Class A Shares, Class B Shares or Class C Shares or (iv) any authorization, or issuance of any shares of any additional class or series of Common Stock; provided, that (except in accordance with, and to the extent permitted by, Section 3.8(g) of the Shareholders Agreement) (1) any authorization or issuance of any Class B Shares shall also require the prior written approval of holders of at least a majority of the voting power of all issued and outstanding Class B Shares and (2) any authorization or issuance of any Class C Shares shall also require the prior written approval of holders of at least a majority of the voting power of all issued and outstanding Class C Shares.

G. Reservation

The Company shall at all times reserve and keep available out of its authorized and unissued Class P Shares, solely for issuance upon the conversion of Class A Shares, Class B Shares and Class C Shares as herein provided, free from any preemptive or other similar rights, such number of Class P Shares as shall from time to time be issuable upon the conversion of all the Class A Shares, Class B Shares and Class C Shares then outstanding.  All Class P Shares delivered upon conversion of Class A Shares, Class B Shares or Class C Shares in accordance with this Article Fourth shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

H. Payment of Transfer Taxes

The Company shall pay all stock transfer, documentary, and stamp taxes relating to the conversion of Class A Shares, Class B Shares or Class C Shares, including, for the avoidance of doubt, the issuance or delivery of Class P Shares to the Converting Holder upon the conversion of Class A Shares, Class B Shares or Class C Shares pursuant to Section D of this Article Fourth.

I. Delivery of Notices to the Company or the Transfer Agent; Receipt of Notices

Whenever this Article Fourth requires notice, written notice or instructions by Class A Shareholders, Class B Shareholders or Class C Shareholders to be given to the Company, such notice or instructions shall be given by email to an officer of the Company at each of the email addresses provided by the Company to the Class A Shareholders, Class B Shareholders and Class C Shareholders in connection therewith.  Whenever this Article Fourth requires notice, written notice or instructions by Class A Shareholders, Class B Shareholders or Class C Shareholders, or by the Company, to be given to the Transfer Agent, such notice or instructions shall be given by email to the Transfer Agent at the email address provided by the Transfer Agent to the Class A

Exhibit 3.1

Shareholders, Class B Shareholders and Class C Shareholders and the Company in connection therewith.  Any other notices or written notices to be delivered to the Company under this Certificate of Incorporation shall be addressed to an officer of the Company at the Company’s principal place of business.  Any notices or instructions given by email shall be considered received on the same day if sent to the email addresses provided by the Company or the Transfer Agent, as applicable, prior to 4:00 p.m. (Central Prevailing Time) on a Business Day, and if not, shall be considered received on the recipient’s next Business Day; provided, that Change of Control Notices and Change of Control Objection Notices shall be delivered in accordance with Section D.1(e)(iii) of this Article Fourth.

J. Delivery of Notices to Stockholders; Receipt of Notices

Whenever this Certificate of Incorporation requires notice, written notice or instructions to be given to any Class A Shareholders, Class B Shareholders or Class C Shareholders, such notice or instructions shall be given by email to the email address(es) provided by the applicable Class A Shareholder, Class B Shareholder or Class C Shareholder to the Company in connection therewith.  Any notices or instructions given by email shall be considered received on the same day if sent to the email address(es) provided by the applicable Class A Shareholder, Class B Shareholder or Class C Shareholder prior to 4:00 p.m. (Central Prevailing Time) on a Business Day, and if not, shall be considered received on the recipient’s next Business Day; provided, that Change of Control Notices and Change of Control Objection Notices shall be delivered in accordance with Section D.1(e)(iii) of this Article Fourth.

FIFTH:  The name and mailing address of the incorporator of the Company is Brandy L. Treadway, c/o Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201.

SIXTH:  The number of directors constituting the initial board of directors is thirteen (13) and may be adjusted as provided in the bylaws of the Company.  The names and mailing addresses of the individuals who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are Richard D. Kinder, C. Park Shaper, Steven J. Kean, Henry Cornell, Michael Miller, Michael C. Morgan, Kenneth A. Pontarelli, Fayez Sarofim, John Stokes, R. Baran Tekkora and Glenn A. Youngkin, 500 Dallas Street, Suite 1000, Houston, Texas 77002.

SEVENTH:  Directors of the Company need not be elected by written ballot unless the bylaws of the Company otherwise provide.

EIGHTH:  In furtherance of, and not in limitation of, the powers conferred by statute, the board of directors of the Company is expressly authorized to adopt, amend, and repeal the bylaws of the Company or adopt new bylaws without any action on the part of the stockholders, in each case subject to the requirements and procedures, if any, set forth in the bylaws of the Company; provided that any bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.  Any amendment or repeal of the bylaws of the Company (or adoption of new bylaws) by action of the stockholders

Exhibit 3.1

must be approved by the vote of shares representing at least 66⅔% of the voting power of all shares entitled to vote for the election of directors.

NINTH:  Indemnification.

A. The Company shall indemnify any individual who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a director or officer of the Company or (b) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, at any time during which this Certificate of Incorporation is in effect (whether or not such individual continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), and whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in such other capacity while serving as an a director or officer, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Company to provide greater indemnification rights than said law permitted the Company to provide prior to such amendment or modification) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such individual in connection therewith.  Such indemnification shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

B. The indemnification permitted by this Article Ninth shall be a contract right and as such shall run from the Company (and any successor of the Company by operation of law or otherwise) to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article Ninth is in effect.  Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Company with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth.

C. To obtain indemnification under this Certificate of Incorporation, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum of the board of directors consisting of Disinterested Directors (as hereinafter defined) or by a committee of Disinterested Directors appointed by a majority vote of the board of directors, or (ii) if a quorum of the board of directors consisting of Disinterested Directors or a committee of

Exhibit 3.1

Disinterested Directors is not obtainable or, even if obtainable, such quorum or committee of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors or a committee of Disinterested Directors so directs, by a majority vote of the stockholders of the Company.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the claimant (subject to the consent of the board of directors by a majority vote, not to be unreasonably withheld or delayed) unless the claimant shall request that such selection be made by the board of directors by a majority vote.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.  A “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.  An “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any individual who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Certificate of Incorporation.

D. A claimant shall have the right to be paid by the Company expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended or modified, only to the extent that such amendment or modification permits the Company to provide greater rights to advancement of expenses than said law permitted the Company to provide prior to such amendment or modification, upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by this Article Ninth, if such undertaking is required by the DGCL.  Such advances shall be paid by the Company within twenty (20) calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time (including such undertaking if required by the DGCL), and shall not require any action by the board of directors.  The board of directors, by majority vote, may authorize the Company's counsel to represent such director or officer in any such proceeding, whether or not the Company is a party to such proceeding.

E. If a claim for indemnification is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, or if a claim for advancement of expenses is not paid in full by the Company within twenty (20) calendar days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim to the fullest extent permitted by law.  In any such suit:

(1) It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Company.

Exhibit 3.1

(2) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the individual did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(3) Neither the failure of the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Company (including its board of directors or any committee thereof, Independent Counsel, or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible.

(4) If a determination shall have been made pursuant to Section C of this Article Ninth that the indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section E.  To the fullest extent permitted by law, the Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section E that the procedures and presumptions of this Certificate of Incorporation are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Certificate of Incorporation.

F. Non-Exclusive Remedy.

(1) The rights conferred under this Article Ninth shall not be exclusive of any other right that any individual may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise and shall continue as to an individual who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

(2) With respect to any indemnification obligations of the Company conferred under this Article Ninth, the Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort with respect to all indemnification obligations of the Company pursuant to Section A of this Article Ninth (i.e., its obligations to an applicable indemnitee are primary and any obligation of the Investor Shareholders and their Affiliates (collectively, the “Fund Indemnitors”) to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such indemnitee are secondary) and (ii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law.

G. The Company may additionally indemnify or provide advancement of expenses to any employee or agent of the Company or any other person to the fullest extent permitted by law.

H. As used in this Article Ninth, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or

Exhibit 3.1

investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

I. The Company may adopt bylaws or enter into agreements with such individuals for the purpose of providing for indemnification and/or the advancement of expenses as provided in this Article Ninth.

J. The Company shall have power to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar function of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against such individual and incurred by such individual in any such capacity, or arising out of such individual’s status as such, whether or not the Company would have the power to indemnify such individual against such liability under the provisions of this Article Ninth or otherwise.  To the extent that the Company maintains any policy or policies providing for such insurance, each indemnitee to which rights to indemnification have been granted in this Article Ninth in its capacity as a director or officer, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such indemnitee.

TENTH:  A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.  Neither amendment nor repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.  In addition to the circumstances in which a director of the Company is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Company or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

ELEVENTH:  To the fullest extent permitted by applicable law, the Company, on behalf of itself and its wholly-owned subsidiaries, renounces any interest or expectancy of the Company and its wholly-owned subsidiaries in, or in being offered an opportunity to participate in, business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its subsidiaries or any dealings with customers or clients of the Company or any of its subsidiaries) that are from time to time presented to an Investor Shareholder (or any director nominated by such Investor Shareholder) while such Investor Shareholder is a holder of Class A Shares or Related Shares, or any of its managers, officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Company and its wholly-owned subsidiaries) (each, an “Investor

Exhibit 3.1

Party”), even if the opportunity is one that the Company or its wholly-owned subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Investor Party (and any director nominated by such Investor Party) shall have no duty to communicate or offer such business opportunity to the Company or any of its wholly-owned subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its wholly-owned subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such Investor Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its wholly-owned subsidiaries.  Notwithstanding the foregoing, an Investor Party who is a director of the Company or one of its wholly-owned subsidiaries and who is offered a business opportunity solely in such capacity (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Article Eleventh shall otherwise apply to the Investor Party with respect to such Directed Opportunity, including, without limitation, the ability of the Investor Party to pursue, or acquire such Directed Opportunity or direct such Directed Opportunity to another Person; provided, further, that the provisions of this Article Eleventh shall in no way limit any confidentiality obligations of a director existing under applicable law.  For clarification, neither the Company nor any or its Subsidiaries renounces or waives its ability to pursue, compete for, acquire or otherwise undertake any opportunity, and the Company and its Subsidiaries may do so, whether or not such opportunity is presented or offered to them or to any other Person, including those mentioned above.

Neither the alteration, amendment or repeal of this Article Eleventh, nor the adoption of any provision(s) of this Certificate of Incorporation inconsistent with this Article Eleventh shall eliminate or reduce the effect of this Article Eleventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eleventh, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

The undersigned, for the purpose of forming the Company under the laws of the State of Delaware, does make, file, and record this Certificate of Incorporation and does certify that this is the act and deed of the undersigned and that the facts stated herein are true and, accordingly, hereunto sets its hand on this 10th day of February, 2011.

By:	/s/ Brandy L. Treadway
Name:	Brandy L. Treadway

INCORPORATOR

Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.
November 21, 2014
Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
1. The name of the Company is Kinder Morgan, Inc.
2. The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the “Certificate of Incorporation”), by amending Section A of Article FOURTH as set forth in paragraph 3 below.
3. The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:
“A. Authorized Shares
The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the “Common Stock”), consisting of:
(1) 4,000,000,000 shares of Class P Common Stock (the “Class P Common Stock”);”
4. This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.
5. This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
David R. DeVeau
Vice President